UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )
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Gibraltar Industries, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DEFINITIVE PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
COMPENSATION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION OF EXECUTIVE OFFICERS
POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
AUDIT COMMITTEE REPORT
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2 APPROVAL OF THE ADOPTION OF THE THIRD AMENDMENT AND RESTATEMENT OF THE GIBRALTAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER INFORMATION
STOCKHOLDERS’ PROPOSALS
Appendix A

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 7, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), will be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 7, 2009, at 10:30 a.m., local time, for the following purposes:

1. To elect two Class III Directors to hold office until the 2012 Annual Meeting and until their successors have been elected and qualified.

2. To consider and take action upon the approval of the adoption of the Third Amendment and Restatement of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan.

3. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009.

4. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 20, 2009, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

Stockholders who do not expect to attend the meeting in person are urged to vote, sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for matters acted upon at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Timothy J. Heasley
Secretary

Dated: April 3, 2009

GIBRALTAR INDUSTRIES, INC.
3556 Lake Shore Road
PO Box 2028
Buffalo, New York 14219-0228

DEFINITIVE PROXY STATEMENT

April 3, 2009

Date, Time and Place of Annual Meeting

This Definitive Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Gibraltar Industries, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the Annual Meeting of Stockholders to be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 7, 2009 at 10:30 a.m., local time, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors has fixed the close of business on March 20, 2009, as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. At the close of business on March 20, 2009 the Company had outstanding and entitled to vote at the Annual Meeting 30,068,241 shares of common stock, $0.01 par value per share (“Common Stock”). Each share is entitled to one vote on each matter properly brought before the Annual Meeting. This Definitive Proxy Statement and the accompanying form of proxy will first be sent or given to stockholders on or about April 3, 2009.

Record Date and Related Information

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Definitive Proxy Statement. In addition to the use of the mail, proxies may be solicited by personal interviews and by telephone by directors, officers and employees of the Company. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

If the enclosed proxy is properly executed, returned and received in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted as recommended by the Board of Directors FOR the nominees for director named in this Definitive Proxy Statement, FOR the approval of the adoption of the Third Amendment and Restatement of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan and FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as director up to the maximum number of directors to be elected at the Annual Meeting. Each other proposal submitted to the stockholders requires the affirmative vote of holders of a majority of the shares present at the meeting, in person or by proxy, entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards achievement of a plurality and where a stockholder properly withholds authority to vote for a particular nominee, such shares will not be counted towards such nominee’s or any other nominee’s achievement of a plurality. With respect to the other proposals to be voted upon: (i) if a stockholder specifies an abstention from voting on a proposal, such shares are considered present at the meeting for such proposal but, since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal and (ii) shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not have the effect of either an affirmative or negative vote as to the matters with respect to which a beneficial holder has not provided voting instructions.

Revocability of Proxy

The execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. A stockholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

PROPOSAL 1
ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the Board of Directors shall consist of not less than three nor more than fifteen Directors who shall be divided into three classes, with the term of one class expiring each year. The Board of Directors is presently comprised of seven members: David N. Campbell and Robert E. Sadler, Jr., Class III Directors whose terms expire in 2009; William J. Colombo and Gerald S. Lippes, Class II Directors whose terms expire in 2010 and Brian J. Lipke, William P. Montague and Arthur A. Russ, Jr., Class I Directors whose terms expire in 2011. At the Annual Meeting of Stockholders in 2009, two Class III Directors shall be elected to hold office for a term expiring in 2012. David N. Campbell and Robert E. Sadler, Jr. have been nominated by the Board of Directors for election as such Class III Directors. Both Messrs. Campbell and Sadler are independent directors under the independence standards provided by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (“NASDAQ”) listing standards.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election of David N. Campbell and Robert E. Sadler, Jr. as directors. Mr. Campbell has been a director of the Company since the consummation of the Company’s initial public offering in 1993 and has been previously elected by the Company’s stockholders. Mr. Sadler has been a director of the Company since 2004 and has previously been elected by the Company’s stockholders. If either Mr. Campbell or Mr. Sadler becomes unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person or persons as the Board of Directors shall designate. Each of Messrs. Campbell and Sadler have consented to being named in this Definitive Proxy Statement and to serve if elected to office.

The following information is provided concerning the Directors and the nominees for election as Class III Directors:

Brian J. Lipke has been Chairman of the Board since 1992 and Chief Executive Officer since 1987 and a Director of the Company since its formation. He also served as President of the Company through 1999. From 1972 to 1987, Mr. Lipke held various positions with the Company in production, purchasing and divisional management. He is also a director of Merchants Mutual Insurance Company and Moog Inc.

William P. Montague has served as a Director of the Company since the consummation of the Company’s initial public offering in 1993. He served as Executive Vice President and Chief Financial Officer of Mark IV Industries, Inc., a manufacturer of engineered systems and components from 1986 to February 1996, President and Director from March 1996 through October 2004, and as Chief Executive Officer and Director of that company from November 2004 to July 2008. Mr. Montague is also a director of Endo Pharmaceuticals Holding Inc.

Arthur A. Russ, Jr. has served as a Director of the Company since 1993. He has been engaged in the private practice of law since 1969 and is a partner in the firm of Phillips Lytle LLP, located in Buffalo, New York. Mr. Russ is also a director of several private companies and nonprofit entities.

William J. Colombo has served as a Director of the Company since his appointment by the Board of Directors in August 2003. He served as Chief Operating Officer and Executive Vice President of Dick’s Sporting Goods, Inc. (“Dick’s”) from 1995 to 1998 and as President of dsports.com LLC, the Internet commerce subsidiary of Dick’s from 1998 to 2001. From 2002 through February 2008, Mr. Colombo served as President, Chief Operating Officer and a Director of Dick’s. Mr. Colombo currently serves as Vice Chairman of the Board of Dick’s.

Gerald S. Lippes has served as a Director of the Company since 1993 and was Secretary of the Company from December 2002 through November 2003. He has been engaged in the private practice of law since 1965 and is a partner in the firm of Lippes Mathias Wexler Friedman LLP, located in Buffalo, New York. Mr. Lippes is also a director of several private companies.

David N. Campbell has served as a Director of the Company since the consummation of the Company’s initial public offering in 1993. He is Executive Director of Hands on Worldwide, a not-for-profit volunteer-based disaster response organization. He has also been a Managing Director of Innovation Advisors, a strategic advisory firm focused on merger and acquisition transactions in the information technology software and services industry, since November 2001. He served as President and Chief Executive Officer of Xpedior, a provider of information technology solutions, from September 1999 to November 2000. Prior to that he served as President of the GTE Technology Organization and from July 1995 to September 1999 he served as President of BBN Technologies, a business unit of GTE Corporation. From March 1983 until September 1994 he served as Chairman of the Board and Chief Executive Officer of Computer Task Group, Incorporated.

Robert E. Sadler, Jr. has served as a Director of the Company since his appointment by the Board of Directors in January 2004. He served as President of M&T Bank from 1996 to 2003, as Chairman of M&T Bank from July 2003 to June 2005 and, from June 2005 to January 2007 as President and Chief Executive Officer of M&T Bank Corporation, one of the 20 largest banks in the U.S. Mr. Sadler currently serves as Vice Chairman of both M&T Bank and M&T Bank Corporation. Mr. Sadler is also a director of several private companies and nonprofit entities, including Delaware North Companies, Inc. and Security Mutual Life Insurance Company of New York.

Vote Required

The affirmative vote of a plurality of the shares of Common Stock present, in person or by proxy, is required for the election of the Directors, assuming a quorum is present or represented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
NOMINEES FOR CLASS III DIRECTORS IN PROPOSAL 1.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board of Directors has three standing committees consisting of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available on the Company’s website at: www.gibraltar1.com. During the fiscal year ending December 31, 2008, the Board of Directors held eleven (11) meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served during the period.

Audit Committee

The Audit Committee is comprised of Messrs. Campbell, Sadler and Montague, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The Audit Committee assists the Board of Directors in its oversight of matters relating to the financial reporting process, the system of internal accounting control and management of financial risks, the audit process and compliance with laws and regulations and the Company’s code of business conduct. The Audit Committee held eight (8) meetings in 2008. The Board of Directors has made a determination that Mr. Campbell, an independent director, is an “audit committee financial expert” under the standards established by Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Campbell’s business experience is set forth above under “Election of Directors”.

Compensation Committee

The Compensation Committee is composed of Messrs. Colombo, Montague and Sadler, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The Compensation Committee held three (3) meetings in 2008. The Compensation Committee acts in accordance with its charter to make recommendations concerning the salaries and incentive compensation packages for executive officers and directors of the Company which includes meeting in executive session to determine compensation package recommendations for the Company’s executive officers. Salary and incentive compensation package recommendations of the Compensation Committee are approved by the Board of Directors. The Compensation Committee is responsible for ensuring their recommendations are in line with market conditions and enhance the Company’s ability to attract, retain and motivate highly qualified individuals to serve as executive officers and directors. To fulfill its responsibilities, the Compensation Committee employs a nationally recognized compensation consultant, Wyatt Watson, to perform market studies of compensation packages offered by a peer group of companies. The Compensation Committee works with Wyatt

Watson and the Company’s executive management team to make final recommendations to the Board of Directors regarding the design of the programs used to compensate the Company’s executive officers and directors in a manner which is consistent with the Company’s compensation objectives. The Compensation Committee is also responsible for the administration of the Company’s cash and equity based incentive compensation plans and authorization of grants of equity based awards pursuant to such plans.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Colombo, Montague and Sadler served as members of the Compensation Committee. None of Mr. Colombo, Mr. Montague or Mr. Sadler was an executive officer or employee of the Company or any of its subsidiaries during 2008 or prior thereto. In 2008, none of the executive officers of the Company or members of the Compensation Committee served on the compensation committee or on any other committee performing similar functions for any other entity’s board of directors, any of whose officers or directors served on the Company’s Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Campbell, Colombo and Montague, each of whom is independent as required by the rules of the NASDAQ as applicable to such Committee. The purpose of the Committee is to identify and nominate individuals qualified to become Board and committee members, to establish and implement policies and procedures relating to the nominations of qualified candidates, to develop and recommend to the Board a set of corporate governance guidelines for the Company, to oversee, review and make periodic recommendations to the Board concerning the Company’s corporate governance guidelines and policies, and to oversee, review and approve related party transactions. The Nominating and Corporate Governance Committee held four (4) meetings in 2008. The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held February 17, 2009. Mr. Campbell did not participate in his recommendation for election to the Board.

Stockholder Recommendations of Nominees

The Company has adopted a policy regarding stockholder recommendations to the Nominating and Corporate Governance Committee of nominees for Director. A stockholder may recommend a nominee for consideration by the Nominating and Corporate Governance Committee by sending a recommendation, in writing, to the Secretary of the Company or any member of the Nominating and Corporate Governance Committee, together with such supporting material as the stockholder deems appropriate. Any person recommended by a stockholder in accordance with this policy will be considered by the Nominating and Corporate Governance Committee in the same manner and by the same criteria as other potential nominees.

Communication with the Board of Directors

The Board of Directors has established a policy with respect to stockholder communication with the directors. Stockholders may send communications to the Board of Directors in care of the Secretary of the Company at its headquarters located at 3556 Lake Shore Road, PO Box 2028, Buffalo, NY 14219-0228. All mail will be opened and logged. All communication, other than trivial communications or obscene material, will be forwarded promptly to the directors. Trivial material will be delivered at the next meeting of the Board of Directors. Mail addressed to a particular member of the Board of Directors will be forwarded to that member. Mail addressed to “Outside Directors” or “Non-Management Directors” or similar addressees will be sent to the chairman of the Audit Committee.

The Company does not have a policy regarding director attendance at the annual meeting. Last year’s annual meeting was attended by David N. Campbell, William J. Colombo, Brian J. Lipke, Gerald S. Lippes, William P. Montague, Arthur A. Russ, Jr. and Robert E. Sadler, Jr. constituting the entire Board of Directors.

Independent Directors

The Board of Directors has determined that each of David N. Campbell, William J. Colombo, William P. Montague and Robert E. Sadler, Jr. is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ listing standards, which the Board has adopted as the standards by which it will determine independence.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

The following table sets forth certain information regarding the Directors and executive officers of the Company as of April 3, 2009:

Name	Age	Position(s) Held

Brian J. Lipke	57	Chairman of the Board and Chief Executive Officer
Henning N. Kornbrekke	64	President and Chief Operating Officer
Kenneth W. Smith	58	Senior Vice President and Chief Financial Officer
Timothy J. Heasley	55	Senior Vice President, Corporate Controller and Secretary
Paul M. Murray	56	Senior Vice President of Human Resources and Organizational Development
David N. Campbell	67	Director
William J. Colombo	53	Director
Gerald S. Lippes	69	Director
William P. Montague	62	Director
Arthur A. Russ, Jr.	66	Director
Robert E. Sadler, Jr.	63	Director

The recent business experience of the Directors is set forth above under “Election of Directors.” The recent business experience of the executive officers who are not also Directors is as follows:

Henning N. Kornbrekke has served as Chief Operating Officer of the Company since December 2004 and President of the Company since February 2004. Mr. Kornbrekke served as Vice President of the Company and President of its Building Products Group, from January 2002 to January 2004. Prior thereto, Mr. Kornbrekke served as the Chief Executive Officer of a division of Rexam, PLC and before that as President and General Manager of the hardware division of the Stanley Works. Mr. Kornbrekke also serves as a director of a private company.

Kenneth W. Smith was elected Senior Vice President and Chief Financial Officer of the Company on March 18, 2008. Prior thereto, he served as Chief Financial Officer of Circor International, a global manufacturer of flow control components from 2000 through December 2007, before that as Vice President of Finance for North Safety Products, a manufacturer of personal protection equipment for employees of industrial companies, for four years and before that as Finance Director of Digital Equipment Corporation, a manufacturer of computer hardware and software and a provider of integration services.

Timothy J. Heasley has been Senior Vice President, Corporate Controller and Secretary of the Company since joining the Company in October 2005. Prior to joining Gibraltar, Mr. Heasley served as Chief Financial Officer for MRC Industrial Group, Inc. from 2003 to 2005, and, before that as Controller of the Engineered Products Group of SPS Technologies, Inc.

Paul M. Murray has been Senior Vice President of Human Resources and Organizational Development of the Company since May 2004 and was Vice President of Administration from 1997 to May 2004. Prior thereto, Mr. Murray held Human Resource management positions at The Sherwin Williams Company and Pratt & Lambert.

COMPENSATION OF DIRECTORS

Watson Wyatt, a nationally recognized compensation consultant provides survey information and advice to the Compensation Committee with respect to compensation related matters. In 2006, Watson Wyatt provided the Compensation Committee survey data and other publicly available information relating to non-employee director compensation for a peer group of companies. The peer group of companies used for this purpose by Watson Wyatt included Carpenter Technology, Simpson Manufacturing, Curtis Wright, Smith (A.O.), Gardner Denver, Steel Dynamics, Quanex, and Reliance Steel.

Using this information our Board of Directors approved a compensation program for non-employee directors consisting of an annual retainer of $24,000 per year, meeting fees of $2,000 for each meeting of the Board of Directors or committee meeting attended and an additional fee to the Chairmen of the Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee of $5,000 per year, respectively for serving as Chairman. The Board of Directors made no change to these amounts since 2006.

In addition, the Board of Directors, in consultation with the Compensation Committee, approved annual grants of 1,000 shares of restricted stock to non-employee Directors and awards of 2,000 shares of restricted stock to new Directors upon their election to the Board. Restrictions on these shares of restricted stock will expire three years following the grant date. Pursuant to this approval, in May 2008, each non-employee director received awards of 1,000 shares of restricted stock.

Our Management Stock Purchase Plan (“MSPP”) permits non-employee directors to elect to defer their receipt of payment of a portion of their retainer, chair and/or meeting fees to an account established for the director and credited with restricted stock units equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of director fees deferred (see the discussion of the MSPP under the caption Non-Qualified Deferred Compensation discussion in the “Compensation Discussion and Analysis” below). The Company allocates additional restricted stock units to the accounts of non-employee directors who defer the receipt of retainer fees to match the amount of restricted stock units allocated to reflect deferred retainer fees of non-employee directors.

2008 Director Compensation

			Change in
			Pension
	Fees		Value and
	Earned		Nonqualified
	Or		Deferred
	Paid in	Stock	Compensation
	Cash	Awards	Earnings
Name	(1)	(2)(4)	(3)(4)	Total
David N. Campbell	$69,000	$40,765	$3,954	$113,719
William J. Colombo	$71,000	$49,163	$(1,292)	$118,871
Gerald S. Lippes	$64,000	$37,008	$2,941	$103,949
William P. Montague	$65,000	$25,503	$3,017	$93,520
Arthur A. Russ, Jr.	$56,000	$25,503	$4,965	$86,468
Robert E. Sadler, Jr.	$62,000	$40,765	$23,648	$126,413

(1)	Consists of annual retainer fees of $24,000; $5,000 for each of Messrs. Campbell, Montague and Colombo, to reflect their respective positions as Chairman of the Audit Committee, Chairman of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee; and additional fees of $2,000 for attendance at each meeting of the Board of Directors and any committee. Messrs. Campbell, Lippes, Montague, Russ and Sadler deferred all of their fees into the MSPP. Mr. Colombo deferred his retainer into the MSPP.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock granted in 2008 as well as prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of restricted stock is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(3)	This column represents the Company match on the deferred retainer and the earnings/losses on the deferred fees in each respective Director’s account under the MSPP.

(4)	The following chart summarizes the aggregate number of stock awards outstanding at December 31, 2008 for each Director:

	Restricted	Restricted Stock	Aggregated Number of
Name	Shares (a)	Units (“RSUs”) (b)	Stock Awards Outstanding
David N. Campbell	5,000	10,414	15,414
William J. Colombo	9,000	5,483	14,483
Gerald S. Lippes	5,000	10,287	15,287
William P. Montague	5,000	10,349	15,349
Arthur A. Russ, Jr.	5,000	9,340	14,340
Robert E. Sadler, Jr.	9,000	5,814	14,814

(a)	Restricted shares generally vest over three (3) years.

(b)	Represents RSUs deferred in the MSPP that will be converted to cash and paid out over five (5) years upon retirement from the Board. Includes 2,572 unvested RSUs for the benefit of Mr. Colombo that will be forfeited if his service as a member of the Company’s Board of Directors is terminated prior to age sixty (60).

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We have designed our compensation program to attract, retain and motivate highly qualified individuals to serve as our executive officers and to align the financial interests of our executive officers with those of our stockholders.

To achieve these objectives, the Compensation Committee of our Board of Directors engaged Watson Wyatt, a nationally recognized compensation consultant to provide survey information and assistance in the development of a compensation program for our executive officers which has a strong emphasis on performance and long term incentives and which is competitive within our industry in terms of base salaries, annual incentives and long term incentives.

Our Board, on the recommendation of the Compensation Committee, has established a compensation program which compensates our executive officers through a mix of base salary, annual incentive payments and long term equity based incentives. This program sets the targeted annual incentive compensation and long term equity based incentive compensation components of each executive officer’s total compensation at the following percentages of each executive officer’s base salary.

		Long Term Equity Based
	Targeted Annual Incentive	Incentive Compensation as
	Compensation as a	a Percentage of Base
Position	Percentage of Base Salary	Salary
Chief Executive Officer	90%	180%
Chief Operating Officer	75%	133%
Chief Financial Officer	60%	75%
Senior Vice President	35%	35%

The Compensation Committee developed and approved the above percentages and the resulting total compensation of the executive officers using information supplied by Watson Wyatt and comparative studies of compensation practices of peer companies. The group of companies used for comparative data in establishing compensation of our executive officers for 2008 included Actuant Corporation, Barnes Group, Carlisle Companies, Kennametal, NCI Building Systems, Quanex, Simpson Manufacturing, Steel Dynamics, and Worthington Industries. These peers were chosen due to their size, technologies, business dynamics and industries.

By structuring our compensation to provide that a substantial portion of each executive officer’s total compensation is based on annual incentives and equity based long term incentives, we reward our executive officers for achieving clearly defined annually established financial goals and long-term appreciation in the value of our stock.

Each year, management provides recommendations on executive officer annual base salaries to the Compensation Committee. These recommendations are based on management’s evaluation of each executive officer’s performance, length of service to the Company, experience, level of responsibility and the degree to which their efforts have contributed to the implementation of the Company’s strategies and goals. This information is then, following consultation by the Compensation Committee with its consultant, used by the Compensation Committee to make recommendations to the Board of Directors concerning base salaries of executive officers.

Final authority for the establishment of annual base salaries of our executive officers resides with the Board of Directors. Once base salaries are established, the formula-driven components of our compensation program are applied to determine the amount of the total compensation which our executive officers will be entitled to receive provided that the annual goals of the Company are achieved.

Elements of Our Compensation Program

Our compensation program for executive officers and senior management contains the following elements:

•	Base Salary

•	Annual Management Incentive Compensation Plan (MICP)

•	Equity-based Incentive Compensation (Omnibus Plan)

•	Non-qualified Deferred Compensation Plan (MSPP)

•	Long Term Incentive Compensation Plan (LTIP)

•	Chief Executive Officer’s Discretionary Bonus

•	Retirement Plans

•	Change in Control Benefits

•	Perquisites and Other Benefits

•	Generally Available Benefit Programs

Base Salaries. As noted above, the Company provides executive officers with a base salary recommended by the Compensation Committee and approved by our Board of Directors, which reflects the level of responsibility held by our executive officers, rewards them for the day to day performance of their duties and is competitive within our industry. Our competitive analysis includes a review of the base salaries and total compensation paid by our peer group companies to their executive officers. For our Chief Executive Officer, a base salary of $665,000 was established for 2008.

Under our internal management structure, our CEO and COO work closely and collaboratively in the development of strategy, goals, objectives and execution tactics. We believe this fosters team unity and results in better strategic decision making. Due to this structure, we believe it is appropriate for the difference between the base salary of the CEO and the COO to be relatively small. As a result, the base salary for the COO for 2008 was established at $563,750. Both of these amounts are within industry targeted base salary ranges and were established based upon comparison to the peer companies and the individual’s performance.

We establish the base salaries of our other executive officers using the same process of analyzing the level of their responsibility and contribution to the Company’s overall objectives and taking into consideration the range of base salaries paid to these officers by our peer group companies. The base salaries of the other executive officers for 2008 were established using these criteria.

Annual Management Incentive Compensation Plan. Our annual Management Incentive Compensation Plan (“MICP”) provides alignment between executive management’s cash compensation and stockholder interests by rewarding management for performance that we believe will lead to improvements in stockholder value. MICP targets were established that are based on improvements in net income margin, business growth and working capital requirements.

MICP targets in 2008 were income from continuing operations as a percent of sales, net sales growth year-over-year and days of working capital. The targets for 100% achievement of MICP awards were 3.5% income from continuing operations as a percentage of sales (“NI”), 2.5% net sales growth from the preceding year (“NSG”) and 83 days of working capital (“DWC”). Targeted annual incentive compensation under MICP as a percentage of executive officer base salaries are as outlined in the table on page 7. No annual incentive compensation was payable under MICP for 2008 if Company performance did not meet thresholds of 2% NI, prior year net sales and 98 days of working capital. The MICP payout is adjusted for performance above or below targeted levels. Payouts for NI and NSG are determined by comparing the Company’s actual results to base rates of 1.5% and 0.0%, respectively. The MICP payout for DWC is determined by comparing the Company’s actual results to the targeted days of working capital.

The targets, thresholds and base rates referred to above were established in 2005 and amended in 2008, through an analysis of historic performance of the Company, benchmarking to its peer group and stretch performance criteria. These targets, thresholds and base rates are reviewed on an annual basis and were amended in 2008 to add days of working capital targets to better align incentive compensation to the Company’s goals. The targets, thresholds and base rates for NI and NSG were developed based on the Company’s historical performance and market conditions in the residential housing and domestic automotive manufacturing industries which showed that these levels of profitability and growth would provide a strong return for our stockholders. The target and threshold developed for DWC was based on management’s goal to reduce working capital and maximize cash flows from operations in an effort to reduce the level of debt outstanding and increase liquidity.

Forty percent (40%) of the MICP is based upon NI, twenty percent (20%) is based upon NSG and forty percent (40%) is based upon DWC. Maximum achievement for NSG is four hundred percent (400%). Each of NI and DWC have no maximum limit because an excessive payout is not possible due to the nature of the measurement and the operating characteristics of the Company. In addition, adjustments are made to the performance levels achieved by the Company with respect to the applicable performance criteria to eliminate the effect of restructuring charges and other non-routine transactions. Due to the Company’s operating performance in 2008, MICP payments were 119.7% of the targeted level as calculated below (dollar amounts in thousands):

	NI	NSG	DWC	Total

2008 income from continuing operations as reported	$33,405
Exit activity costs and asset impairments (1)	6,215
SCM net income prior to divestiture (2)	4,327
Other non-routine transactions (3)	1,010
Tax effect of the above adjustments	(4,251)

Adjusted net income for year ended December 31, 2008	$40,706
Net sales for year ended December 31, 2008 as reported	$1,232,299	$1,232,299
SCM net sales for nine months ended September 30, 2008 (2)	98,952	98,952

Adjusted net sales for year ended December 31, 2008	$1,331,251	$1,331,251
Net sales for year ended December 31, 2007 as reported		$1,198,715
SCM net sales for nine months ended September 30, 2007 (2)		84,429

Adjusted net sales for year ended December 31, 2007		$1,283,144
Average net working capital during 2008 (4)			$263,372
Net sales for year ended December 31, 2008 as reported			$1,232,299
360 days			360

Average daily sales			$3,423
Actual results	3.06%	3.75%	77
MICP targets	3.50%	2.50%	83
Payout factor base rate	1.50%	0.00%	n/a

Payout factor (5)	0.78	1.50	1.46
Weighting	40%	20%	40%

MICP payout percentage	31.2%	30.0%	58.5%	119.7%

(1)	Corresponds to amount included in Note 11 of the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2008 excluding a $1,139,000 impairment charge for a corporate software application no longer in use.

(2)	Operating results from our SCM Metal Products subsidiaries (“SCM”) were reclassified to discontinued operations within the audited financial statements. The results generated by SCM prior to its disposal are included in the 2008 MICP payout calculation. Results exclude the loss recorded as a result of the sale of SCM.

(3)	The other non-routine transactions include separation costs related to the retirement of the Company’s former CFO and costs incurred for potential acquisition transactions that did not take place during 2008.

(4)	Average net working capital is based on the 13 month average of accounts receivable and inventory less accounts payable for each month end between December 31, 2007 and December 31, 2008.

(5)	The payout factor for NI and NSG is calculated by comparing the difference between actual results and the base rate to the difference between the target and the base rate. The payout factor for DWC is calculated by dividing the difference between the actual days of working capital and the targeted days of working capital by 13 and adding this factor to 1.00.

Non-Qualified Deferred Compensation. We maintain an equity incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Omnibus Plan”). Our Omnibus Plan is an integral component of our overall compensation structure and provides the Company a vehicle through which we make awards of equity based compensation to our executive officers and other senior management employees. The forms of equity based compensation which the Company has the authority to grant under the terms of our Omnibus Plan are options, shares of restricted stock, restricted stock units (“RSUs”), performance shares, performance units and stock appreciation rights.

One of the features of our Omnibus Plan is the Management Stock Purchase Plan (“MSPP”), a non-qualified deferred compensation arrangement. MSPP provides our executive officers the right to defer their receipt of up to 50% of the annual payment they are entitled to receive under MICP. Our non-employee directors are also entitled to defer their receipt of their director fees under MSPP.

If, and to the extent that an executive officer defers any portion of his MICP payment, an account is established for his benefit under MSPP and credited with RSUs equal in number to the number of shares of the Company’s stock which could have been purchased using the amount of the MICP payment which was deferred. If, and to the extent a non-employee director defers his retainer, chair and/or meeting fees, an account is established for his benefit under the MSPP and credited with RSUs equal in number of shares of the Company’s stock which could have been purchased using the amount of such fees deferred. The price used to determine the number of RSUs credited to an executive officer’s account is the 200 day closing average price per share of the Company’s stock determined one day prior to the date annual incentive payments are made to our executive officers under MSPP.

Our use of a 200 day closing average price for valuing RSUs is intended to eliminate the effect of short term market fluctuations on the number of RSUs awarded under our MSPP.

In addition to RSUs which are credited to the accounts of executive officers that elect to defer a portion of their MICP payment, the Company credits an additional number of RSUs (“Matching RSUs”) to the account of the executive officer. These Matching RSUs are forfeited if the executive officer’s employment is terminated, for any reason, before the executive officer reaches age 60. The Company also credits the accounts of non-employee directors that defer their retainer fees with Matching RSUs equal in number to the RSUs allocated to the director’s account and attributable to their deferred retainer fees. The directors forfeit their Matching RSUs if they terminate Board service prior to reaching age 60.

RSUs credited to the account of an executive officer or non-employee director to reflect amounts deferred under MSPP are paid to the participant upon a termination of the their employment or service on the Board. In addition, if the executive officer’s employment is terminated, or a non-employee director’s Board service is terminated, after age 60, the participant will be entitled to receive payment for Matching RSUs.

The amount to be paid to a participant upon termination of his employment or service on the Board is equal to the number of RSUs credited to his account (including Matching RSUs, if applicable) multiplied by the 200 day rolling average price per share of the Company’s stock, determined as of the day immediately preceding the participant’s termination.

Payment of the amount determined above is made to the participant in five (5) substantially equal annual installments beginning six months following the date of termination. During the period of the installment payments, the undistributed value of the participant’s account will earn interest at a rate equal to the average annualized rate of interest payable on ten (10) year US Treasury Notes plus two percent (2%).

We believe MSPP furthers our compensation objectives by providing our executive officers and non-employee directors an opportunity to increase post termination compensation through increases in the Company’s share price and a stronger alignment to stockholder interests.

Long Term Equity Incentive Plan. Our Omnibus Plan (described above) provides us with a vehicle to grant our executive officers equity based compensation. In 2004, our Board approved a plan to grant annual equity based incentive compensation awards to our executive officers (LTIP) each year for a period of five (5) years. These long term equity based awards have a value, at the time the award is made, equal to the percentage of the executive officer’s base salary as identified in the table on page 7.

In 2008, our executive officers received awards of RSUs having a fair market value equal to the percentages of their base salaries identified in the table on page 7. The fair market value of the RSUs awarded in 2008 was determined using a 200 day rolling average price per share of the Company’s stock. Under the terms of these 2008 awards, vesting occurs at a rate of 25% per year for the Chief Executive Officer, Chief Financial Officer, Corporate Controller and Senior Vice President of Human Resources and Organization Development and at 100% in one (1) year for the Chief Operating Officer, with issuance of shares at vesting.

Chief Executive Officer’s Discretionary Bonus. The Company has in the past, approved bonuses over and above those provided for by established Company incentive programs upon a review and approval by the Compensation Committee of recommendations made by the Company’s Chief Executive Officer. Those discretionary bonuses have only been approved on a limited basis and are based on the determination by Chief Executive Officer that bonus recipients have made outstanding contributions to the Company. No discretionary bonuses were awarded for services performed by our executive officers in 2008.

Retirement Plans. All of our executive officers are entitled to participate in our Gibraltar 401(k) Plan. During 2008, our executive officers were also entitled to participate in the Gibraltar 401(k) Restoration Plan (the “Restoration Plan”). The purpose of the Restoration Plan is to allow those employees who are considered “highly compensated” under IRS regulations to defer up to the IRS limit for 401(k) contributions allowed to non-highly compensated employees, with the Company providing a match of up to 6% of compensation deferred both in the Gibraltar 401(k) Plan and the Restoration Plan. Effective January 1, 2009, the Restoration Plan was merged into the Gibraltar Deferred Compensation Plan (the “Deferred Compensation Plan”).

The Deferred Compensation Plan is an unfunded plan of deferred compensation. As a result, all amounts deferred by our executive officers under the Deferred Compensation Plan are allocated to unfunded accounts for the executive officers. The amounts deferred by our executive officers under our Deferred Compensation Plan are paid in one lump sum. However, if the value of the amount deferred by any of our executive officers under the Deferred Compensation Plan exceeds $25,000, payment of the amount credited to their account in the Deferred Compensation Plan may be made in substantially equal annual installments over a period of not less than five (5) and not more than ten (10) years if the officer makes an election to receive payment in installments.

All amounts allocated to the account of our executive officers in the Deferred Compensation Plan are credited with interest annually at a rate equal to the average of the rate payable on ten (10) year U.S. Treasury Notes for the first week in January, April, July and October, plus 1.5%.

When we review the targeted overall compensation of our executive officers, we factor in benefits to be received under the Gibraltar 401(k) Plan.

In 2004, our compensation consultant reported to our Compensation Committee that the retirement benefits provided for our Chief Executive Officer and our Chief Operating Officer were not competitive with our peers. As a result, in 2004 our Board approved a recommendation of our Compensation Committee to make a one time award of 150,000 RSUs to our Chief Executive Officer and 45,000 RSUs to our Chief Operating Officer to make the amount of the benefits they are entitled to receive at retirement more comparable to the retirement benefits provided to these executives by our peer group companies. These retirement-based RSUs were awarded in April 2005 and are reflected in the Outstanding Equity Awards at Fiscal Year End Table below. Payment under the terms of these awards is made in shares of Company stock equal in number to the RSUs contained in the Award. However, no shares of Company stock will be issued to our Chief Executive Officer pursuant to this award if he terminates his employment with the Company prior to age sixty (60).

Change in Control Benefits. Our executive officers have been a key ingredient in building our Company into the successful enterprise that it is today. We believe that it is important to protect our executive officers in the context of a change in control transaction to allow them to focus on the transaction. Further, it is our belief that the interests of our stockholders will be best served if the interests of our executive management are aligned with them. We believe that change in control benefits should eliminate, or at least reduce, the reluctance of our executive officers to pursue potential change in control transactions that may be in the best interest of our stockholders.

As of December 31, 2008, our Change in Control benefits provide for the protection of previously granted equity based incentive compensation and, in the case of our Chairman and Chief Executive Officer and our President and Chief Operating Officer, provide for a cash payment upon the consummation of the Change in Control transaction.

Effective February 20, 2009, our Change in Control benefits were expanded to provide for a cash payment to the Chief Financial Officer, Corporate Controller and Senior Vice President of Human Resources and Organizational Development upon the consummation of a Change in Control transaction and termination of employment for these officers. The cash components of any change in control benefits are paid in one lump sum.

For more information concerning amounts our executive officers would be entitled to receive upon a termination of employment or change in control, see “Potential Payments Upon Termination or Change in Control” below.

Perquisites and Other Benefits. We annually review the perquisites that executive management receives. The Chief Executive Officer receives a tax gross up for income attributable to vesting of restricted stock issued prior to 2005, in accordance with Company’s policy in effect when the restricted stock was issued. The executive officers are eligible to receive country club memberships and the Chief Executive Officer and Chief Operating Officer also receive business club memberships. Since our compensation plan provides for equity compensation to our executives which could lead to complicated tax issues, and because we believe that good financial and tax planning by experts reduces the amount of time and attention that senior management must spend on this topic, the executive officers are eligible to receive a payment for financial and tax planning. All of the executives also are eligible to receive tax gross up payments for any of the following types of perquisites that they may receive: personal use of Company auto, spousal travel and entertainment at the Company’s annual strategic meeting, the taxable portion of business travel accident insurance, and the cost of executive physical examinations. The Chief Executive Officer also receives a tax gross up payment for the taxable portion of life insurance premiums.

Generally Available Benefit Programs. The executive officers also participate in Gibraltar’s other generally available benefit plans on the same terms as other employees at the Company headquarters. These plans include medical and dental insurance, life insurance and a supplemental salary continuation plan providing supplemental short term disability benefits. Relocation benefits also are reimbursed but are individually negotiated when they occur.

Employment Agreements

CEO Employment Agreement. On August 21, 2007, the Company and its Chief Executive Officer entered into an Amended and Restated Employment Agreement, which amends and restates the employment agreement previously in effect for the Chief Executive Officer. There are no material substantive differences between the Amended and Restated Employment Agreement and the employment agreement previously in effect. However, the Amended and Restated Employment Agreement amends the terms of RSU awards made to the Chief Executive Officer under the terms of the Company’s Omnibus Plan to provide that the Chief Executive Officer’s right to receive shares of common stock of the Company cannot be forfeited after the Chief Executive Officer’s right to receive such shares has become vested. Prior to this amendment, the RSU awards provided that the Chief Executive Officer would forfeit his right to receive shares of common stock upon a termination for cause, even though his right to receive such shares had otherwise become vested.

In addition to the foregoing, the Amended and Restated Employment Agreement provides: (1) the term of the Chief Executive Officer’s employment will be one year with automatic annual renewals on January 1 of each year unless the Chief Executive Officer is provided with notice from the Company that it is electing not to renew his employment on or before the preceding September 1; (2) the Chief Executive Officer’s annual base salary will be

$650,000, as adjusted, from time to time, by the Compensation Committee (adjusted to $665,000 during 2008); (3) the Chief Executive Officer will be eligible to receive an annual bonus under the MICP and long term incentive compensation as determined under the LTIP; (4) the Chief Executive Officer will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; and (5) upon a termination of the Chief Executive Officer’s employment by the Company, without cause, or by the Chief Executive Officer for a good reason, the Chief Executive Officer will be entitled to a severance benefit paid in one lump sum in an amount equal to two and one half times the sum of his base salary and bonuses paid during the preceding twelve months.

COO Employment Agreement. On August 21, 2007, the Company also entered into an employment agreement with the Company’s President and Chief Operating Officer (the “COO Employment Agreement”). The COO Employment Agreement amends the terms of RSU awards made to the Chief Operating Officer under the terms of the Omnibus Plan to provide that the Chief Operating Officer’s right to receive shares of common stock of the Company cannot be forfeited after the Chief Operating Officer’s right to receive such shares has become vested. Prior to amendment by the COO Employment Agreement, the RSU awards provided that the Chief Operating Officer would forfeit his right to receive shares of common stock upon a termination for cause, even though his right to receive such shares had otherwise become vested.

In addition to the above, the COO Employment Agreement provides: (1) the term of the Chief Operating Officer’s employment will be three years with automatic annual renewals beginning on January 1, 2011 unless the Company provides the Chief Operating Officer notice that it is electing not to renew the Chief Operating Officer’s employment on or before the preceding September 1; (2) the Chief Operating Officer’s annual base salary will be $550,000, as adjusted, from time to time, by the Compensation Committee (adjusted to $563,750 during 2008); (3) the Chief Operating Officer will be eligible to receive an annual bonus under the MICP and long term incentive compensation as determined under the LTIP; (4) the Chief Operating Officer will be entitled to participate in all other employee benefit plans and programs in effect for salaried employees employed at the Company’s headquarters; and (5) upon a termination of the Chief Operating Officer’s employment by the Company, without cause, or by the Chief Operating Officer for a good reason, the Chief Operating Officer will be entitled to a severance benefit paid in one lump sum in an amount equal to two and one half times the sum of the Chief Operating Officer’s base salary and bonuses paid during the preceding twelve months.

Separation and Retirement Agreement

On April 25, 2008, the Company and its former Executive Vice President, Chief Financial Officer and Treasurer, Mr. Kay, entered into a Separation and Retirement Agreement. The agreement provided Mr. Kay with separation pay equal to his annual base salary at the time of retirement of $305,000, plus the amount of the annual incentive bonus he would have been entitled to receive if he continued his employment with the Company through the end of 2008, together with coverage under the Company’s group medical insurance plan until he attains age 65. The agreement also provided that Mr. Kay be entitled to have shares of common stock of the Company issued to him in conjunction with the long term incentive compensation awards he received during his employment with the Company.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to Mr. Lipke and the Company’s other executive officers in 2008, the Section 162(m) limitation resulted in a disallowance of approximately $924,000 in compensation expense in 2008. The Compensation Committee plans to monitor this matter periodically and to take such actions as are appropriate to minimize the impact of this statute, to the extent that there is no adverse effect on the Company’s ability to provide incentive compensation based on the Company’s financial performance. Section 409A of the Internal Revenue Code generally imposes a tax on non-qualified deferred compensation arrangements which do not meet guidelines established by regulations under the Internal Revenue Code. During 2008, the Company modified the structure of its non-qualified deferred compensation arrangements to comply with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis section of this Definitive Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K filed February 26, 2009 and in this Definitive Proxy Statement.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF GIBRALTAR
INDUSTRIES, INC.

William J. Colombo
William P. Montague
Robert E. Sadler, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

						Change in
						Pension Value
					Non-Equity	and Nonquali-
					Incentive	fied Deferred
			Stock	Option	Plan	Compensation	All Other
			Awards	Awards	Compensation	Earnings	Compensation
Name	Year	Salary (2)	(3)	(4)	(5)	(6)	(7)	Total
Brian J. Lipke	2008	$665,000	$1,386,957	—	$732,329	$72,248	$168,883	$3,025,417
	2007	$650,000	$1,180,378	—	$391,073	$30,920	$173,288	$2,425,659
	2006	$560,000	$987,851	—	$858,060	$44,443	$200,424	$2,650,778

Henning N. Kornbrekke	2008	$563,750	$1,059,970	—	$518,284	$(125,137)	$62,535	$2,079,402
	2007	$550,000	$495,096	—	$275,796	$80,984	$121,341	$1,523,217
	2006	$460,000	$605,777	—	$587,362	$260,250	$101,994	$2,015,383

Kenneth W. Smith	2008	$256,250	$28,788	—	$175,005	—	$29,876	$489,919

David W. Kay (1)	2008	$111,442	$458,940	—	$218,981	$(58,489)	$243,475	$974,349
	2007	$305,000	$124,301	—	$123,336	$40,538	$47,842	$604,017
	2006	$305,000	$85,417	—	$311,558	$60,656	$42,172	$804,803

Timothy J. Heasley	2008	$202,500	$38,382	—	$85,857	—	$35,747	$362,486
	2007	$200,000	$21,022	—	$46,795	—	$34,572	$302,389
	2006	$178,500	$13,137	—	$106,364	—	$25,761	$323,762

Paul M. Murray	2008	$175,000	$42,129	$1,154	$75,387	$(4,029)	$47,014	$336,655
	2007	$170,000	$31,068	$1,154	$39,776	$26,715	$42,376	$311,089
	2006	$150,000	$18,702	$1,151	$89,382	$2,171	$39,640	$301,046

(1)	Mr. Kay served as Executive Vice President, Chief Financial Officer and Treasurer from April 2004 until he announced his retirement on March 17, 2008.

(2)	Includes amounts, if any, deferred at the direction of the executive officer.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes for the respective fiscal years for the fair value of restricted stock and restricted stock units granted that year as well as prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock and restricted stock units, fair value is calculated using the closing price of Gibraltar Industries, Inc. common stock on the date of grant.

(4)	This column represents the dollar amount recognized for financial statement reporting purposes for the respective fiscal year for the fair value of stock options granted to the named executive in 2005. Pursuant to

SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No named executive received stock options since 2005 and, other than Mr. Murray, no named executive had unvested options outstanding during 2008, 2007 or 2006.

(5)	This column represents the amounts earned under the Management Incentive Compensation Plan for the respective years. Messrs. Kornbrekke, Kay and Murray deferred a portion of their earnings from this plan into the Management Stock Purchase Plan (MSPP) for all years presented. Mr. Smith deferred a portion of his earnings from this plan into the MSPP during 2008.

(6)	This column represents the change in pension value for Mr. Lipke, which is included in the Pension Benefits Table and the Company contributions to, and earnings from, the nonqualified deferred compensation plans for each of the named executives, which is included in the Nonqualified Deferred Compensation Table.

(7)	The amounts shown for 2008 include separation payments to Mr. Kay of $193,558; tax gross up payments to Mr. Lipke related to restricted shares issued under the Restricted Stock Plan of $103,624; the incremental cost of life insurance premiums for Mr. Lipke; payments to Mr. Smith for incidental moving expenses; payments to Messrs. Kornbrekke, Heasley and Murray for executive physicals; matching contributions for the 401(k) accounts of Messrs. Lipke, Kornbrekke, Smith, Kay, Heasley and Murray; payment of club dues for Messrs. Lipke, Kornbrekke, Kay, Heasley and Murray; and other payments to the named executives for pay in lieu of time off, financial and tax planning, supplemental health insurance premiums, personal use of Company autos, life insurance premium and travel accident insurance, none of which exceeded $25,000 or 10% of the amount of total perquisites; and tax gross ups to Messrs. Lipke, Kornbrekke, Smith, Kay, Heasley and Murray of $6,490, $3,392, $511, $754, $2,818 and $4,180, respectively, related to payments for personal use of Company autos, the taxable portion of travel accident insurance and the cost of executive physicals. The tax gross up payment for Mr. Lipke also includes an amount for the taxable portion of premiums on a life insurance policy.

The amounts shown for 2007 include tax gross up payments to Messrs. Lipke and Kornbrekke related to restricted shares issued under the Restricted Stock Plan of $105,728 and $26,058, respectively; payment to Mr. Kornbrekke of $36,348 for initiation fees and club dues; the incremental cost of life insurance premiums for Mr. Lipke; payment to Mr. Heasley for incidental moving expenses; payments to Messrs. Kornbrekke, Heasley and Murray for executive physicals; matching contributions for the 401(k) accounts of Messrs. Lipke, Kornbrekke, Kay and Murray; payment of club dues for Messrs. Lipke, Kay, Heasley and Murray; and other payments to the named executives for pay in lieu of time off, financial and tax planning, supplemental health insurance premiums, personal use of Company autos, life insurance premium and travel accident insurance, none of which exceeded $25,000 or 10% of the amount of total perquisites; and tax gross ups to Messrs. Lipke, Kornbrekke, Kay, Heasley and Murray of $5,487, $5,875, $2,479, $3,253 and $3,336, respectively, related to payments for personal use of Company autos, the taxable portion of business travel accident insurance and the cost of executive physicals. The tax gross up payment for Mr. Heasley also includes an amount for the taxable portion of incidental moving expenses.

The amounts shown for 2006 include tax gross up payments to Messrs. Lipke and Kornbrekke related to restricted shares issued under the Restricted Stock Plan of $125,145 and $47,755, respectively; the incremental cost of personal use of the company plane and life insurance premiums for Mr. Lipke; club dues for Messrs. Lipke, Kornbrekke and Kay; payments for tax planning and pay in lieu of time-off for Messrs. Lipke, Kornbrekke, Kay, Heasley and Murray; payment to Mr. Murray for an executive physical and for tax gross up on his perquisites; payments to Mr. Heasley for incidental moving expenses, and other payments to the named executives for use of Company autos, life insurance premiums, supplemental health insurance premiums, travel accident insurance, spousal travel and entertainment at the Company’s strategic meeting, none of which individually exceed $25,000 or 10% of the amount of total perquisites and tax gross ups to Messrs. Lipke, Kornbrekke, Kay, Heasley, and Murray of $5,941, $2,581, $1,440, $698, and $4,691, respectively, related to the payments for personal use of Company autos, spousal travel and entertainment at the Company’s annual strategic meeting, the taxable portion of business travel accident insurance, and the cost of executive physical examinations. The tax gross up payment for Mr. Lipke also includes an amount for the taxable portion of premiums on a life insurance policy.

Grants of Plan-Based Awards

								All Other
								Stock	All Other
								Awards:	Option
		Estimated Future Payouts			Estimated Future Payouts			Number	Awards:	Exercise
		Under Non-Equity			Under Equity			Of Shares	Number of	or Base
		Incentive Plan Awards (1)			Incentive Plan Awards			of	Securities	Price of
	Grant							Stock or	Underlying	Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Brian J. Lipke	Jan. 2, 2008(2)	$61,200	$612,000	N/A	$—	$—	$—	51,204	—	$—

Henning N. Kornbrekke	Jan. 2, 2008(2)	$43,313	$433,125	N/A	$—	$—	$—	32,013	—	$—
	Feb. 15, 2008(3)							15,354	—	$—

Kenneth W. Smith	June 16, 2008(2)	$14,625	$146,250	N/A	$—	$—	$—	12,723	—	$—

David W. Kay	Jan. 2, 2008(2)	$18,300	$183,000	N/A	$—	$—	$—	10,011	—	$—
	Feb. 15, 2008(3)							6,812	—	$—

Timothy J. Heasley	Jan. 2, 2008(2)	$7,175	$71,750	N/A	$—	$—	$—	3,063	—	$—

Paul M. Murray	Jan. 2, 2008(2)	$6,300	$63,000	N/A	$—	$—	$—	2,604	—	$—
	Feb. 15, 2008(3)							2,215	—	$—

(1)	Estimated future payouts represent the amount that was payable under the annual Management Incentive Compensation Plan for performance in 2008. There is no maximum amount of payment under this plan.

(2)	Consists of restricted stock units issued under the Company’s Long Term Incentive Plan that convert to shares upon vesting.

(3)	Consists of restricted stock units issued under the Management Stock Purchase Plan. Of the restricted units issued in 2008, 7,677, 3,406 and 1,108 issued to Messrs. Kornbrekke, Kay and Murray, respectively, represent shares purchased through deferral of bonus, and 7,677, 3,406 and 1,107 issued to Messrs. Kornbrekke, Kay and Murray, respectively represent the Company’s match. These restricted units convert to a hypothetical cash account upon vesting, which occurs upon both the attainment of age sixty (60) and termination of employment. Upon termination of employment the balance in the hypothetical cash account is paid out over five (5) years.

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan Awards:
			Equity					Incentive	Market or
			Incentive					Plan Awards:	Payout
			Plan Awards:				Market	Number of	Value of
	Number of	Number of	Number of			Number of	Value of	Unearned	Unearned
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Shares,
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Units or
	Unexercised	Unexercised	Unexercised	Option	Option	Stock that	Stock that	Rights that	Other Rights
	Options	Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have not	that Have
Name	Exercisable	Unexercisable(1)	Options	Price	Date	Vested	Vested(2)	Vested	Not Vested
Brian J. Lipke	18,750	—	—	$9.38	07/18/2010	307,093	$3,666,690	—	—

Henning N. Kornbrekke	—	—	—	$—	—	116,552	$1,391,631	—	—

Kenneth W. Smith	—	—	—	$—	—	12,723	$151,913	—	—

David W. Kay	—	—	—	$—	—	—	$—	—	—

Timothy J. Heasley	—	—	—	$—	—	5,960	$71,162	—	—

Paul M. Murray	402	134	—	$21.33	04/06/2015	6,675	$79,700	—	—

(1)	Mr. Murray’s options vest at a rate of 25% a year beginning on April 6, 2006, the unvested options as of December 31, 2008 vest on April 6, 2009.

(2)	Restricted shares and stock units vest as follows: Mr. Lipke — 24,000 shares vesting at a rate of 20% a year beginning May 21, 2009, 33,756 units that vest on April 6, 2009, 150,000 units that vest upon attainment of his 60th birthday on July 31, 2011 and retirement from the Company, 18,337 units vesting at rate of 50% a year beginning March 1, 2009, 29,796 units vesting at a rate of 33.3% a year beginning on April 27, 2009, 51,204 units vesting at a rate of 25% a year beginning on January 2, 2009; Mr. Kornbrekke — 19,700 units that vest on April 6, 2009, 45,000 units that vest upon retirement from the Company, 7,419 units vesting March 1, 2009, 12,420 units vesting April 27, 2009, 32,013 units vesting January 2, 2009; Mr. Smith — 12,723 units vesting at a rate of 25% a year beginning on June 8, 2009; Mr. Heasley — 1,114 units vesting at rate of 50% a year beginning January 1, 2009, 1,515 units vesting at a rate of 33.3% a year beginning April 27, 2009, 3,063 units vesting at a rate of 25% a year beginning on January 2, 2009; and Mr. Murray — 1,600 units that vest on April 6, 2009, 956 units vesting at rate of 50% a year beginning March 1, 2009, 1,783 units vesting at a rate of 33.3% a year beginning April 27, 2009, 2,604 units vesting at a rate of 25% a year beginning on January 2, 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting(1)	Vesting
Brian J. Lipke	—	$—	25,099	$342,308

Henning N. Kornbrekke	—	$—	19,838	$217,574

Kenneth W. Smith	—	$—	—	$—

David W. Kay	—	$—	31,756	$355,996

Timothy J. Heasley	—	$—	1,151	$14,827

Paul M. Murray	—	$—	982	$10,764

(1)	Reflects vesting of 6,000 restricted shares for Mr. Lipke and vesting of 19,099 restricted stock units for Mr. Lipke; 19,838 restricted stock units for Mr. Kornbrekke, 31,756 restricted stock units for Mr. Kay, 10,030 of which were returned to the Company to satisfy statutory minimum income tax withholdings; 1,151 restricted stock units for Mr. Heasley, 223 of which were returned to the Company to satisfy statutory minimum income tax withholdings; and 982 restricted stock units for Mr. Murray.

Pension Benefits

		Number of Years	Present Value of		Payments During
Name	Plan Name	Credited Service	Accumulated Benefit		Last Fiscal Year
Brian J. Lipke	Salary Continuation Agreement	16	$537,159	(1)	$—

Henning N. Kornbrekke	—	—	$—		$—

Kenneth W. Smith	—	—	$—		$—

David W. Kay	—	—	$—		$—

Timothy J. Heasley	—	—	$—		$—

Paul M. Murray	—	—	$—		$—

(1)	Reflects the present value of benefits payable under the terms of the Salary Continuation Agreement between the Company and Mr. Lipke dated March 1, 1996. This Agreement provides for payment of $100,000 per year for a period of ten (10) years upon Mr. Lipke’s retirement at or after age sixty (60). Payments are to be made in equal monthly installments. In the event of the death of Mr. Lipke prior to his retirement, payments are to be made to Mr. Lipke’s spouse.

Nonqualified Deferred Compensation

					Aggregate
	Executive		Registrant		Earnings	Aggregate	Aggregate
	Contributions in		Contributions in		(Losses) in	Withdrawals/	Balance at
Name	Last FY		Last FY (3)		Last FY (3)	Distributions	Last FYE
Brian J. Lipke	$1,700	(1)	$—		$790	$—	$15,901

Henning N. Kornbrekke	$1,700	(1)	$—		$1,192	$—	$23,719
	$137,878	(2)	$137,878	(2)	$(264,207)	$—	$889,136

Kenneth W. Smith	$—		$—		$—	$—	$—

David W. Kay	$1,700	(1)	$—		$455	$(11,116)	$—
	$61,168	(2)	$61,168	(2)	$(58,944)	$—	$490,407

Timothy J. Heasley	$—		$—		$—	$—	$—

Paul M. Murray	$1,700	(1)	$—		$1,392	$—	$28,451
	$19,888	(2)	$19,888	(2)	$(24,250)	$—	$85,440	(4)

(1)	Represents the amount of salary deferred under the Gibraltar 401(k) Restoration Plan during 2008 and the associated earnings on the balance of each participating executive officer’s account.

(2)	Represents the amount of the annual incentive compensation award earned under the Management Incentive Plan Compensation during 2007 that was deferred into the Management Stock Purchase Plan during 2008 along with the match from the Company that was made during 2008.

(3)	Amounts reported are included as compensation in the Summary Compensation Table above.

(4)	Amount includes $42,720 for Mr. Murray that will vest on his sixtieth (60th) birthday if he continues his employment through such date.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Our Chief Executive Officer and Chief Operating Officer employment agreements provide that they will receive a lump sum severance payment equal to 2.5 times the sum of their respective base salary and all bonuses they received in the twelve (12) months preceding their termination under certain circumstances. Our Chief Executive Officer also has a salary continuation agreement with the Company which provides for payment to the Chief Executive Officer of $100,000 per year for a period of 10 years upon his retirement at or after age 60. This salary continuation agreement was made in 1996.

The awards of restricted stock units (RSUs) which the Company has made to its executive officers under the Long Term Equity Incentive Plan (see Compensation Discussion and Analysis above) provide that the RSUs will be paid in shares of the Company’s stock if the employment of the executive officer is terminated by the Company without cause or by the Chief Executive Officer or Chief Operating Officer for good reason. Similarly, the RSUs awarded to the Chairman and Chief Executive Officer and the President and Chief Operating Officer to make their retirement benefits more competitive (see Compensation Discussion and Analysis above) provide that their RSUs will be paid in shares of the Company’s stock if their employment is terminated by the Company without cause. In each case, a termination without cause will be considered to have occurred if the executive officer is terminated for any reason other than a determination by the Compensation Committee that the executive officer has engaged except in egregious acts or omissions which have resulted in material injury to the Company and its business.

The Company has also entered into change in control agreements (the “Change in Control Agreements”) with the Chairman and Chief Executive Officer and the President and Chief Operating Officer. Upon the occurrence of a change in control, the Chairman and Chief Executive Office is entitled to receive a lump sum severance payment equal to 350% of his annual cash compensation and the President and Chief Operating Officer is entitled to receive a lump sum severance payment equal to 300% of his annual cash compensation. The change in control payments to these executives are made whether or not their employment is terminated as a result of the change in control.

Both Change in Control Agreements define annual cash compensation as the sum of (i) the executive’s annual base salary, including any deferred cash compensation, during the calendar year preceding the year when the change of control occurred and (ii) the highest annual bonus paid to him during the three years immediately preceding the year in which the change in control occurs. The payments and benefits payable in the event of a change in control are not subject to any limitations that would prevent them from being considered “excess parachute payments” subject to excise or corporate tax deduction disallowance under the Internal Revenue Code. Therefore, the lump sum payments could require excise tax payments on the part of the executive, and result in a deduction disallowance on the part of our Company. In the case of the Chief Executive Officer and Chief Operating Officer, we will reimburse the excise tax payments made by the executive, including taxes the executive would incur on the reimbursement itself.

In both Change in Control Agreements, a change in control will be deemed to occur if: (i) any person or group, other than members of the Lipke family, acquires 35% or more of the common stock of our Company without approval of the Board of Directors; (ii) there is a change in a majority of the members of the Board of Directors in any twelve-month period and the new directors were not endorsed by the majority of the old directors; (iii) we enter into certain merger or consolidation transactions; or (iv) we enter into a contract in which we agree to merge or consolidate, and the executive’s employment is terminated without cause or the executive resigns for good reason prior to closing.

Effective February 20, 2009, the Company entered into Change in Control Agreements with the Senior Vice President and Chief Financial Officer, Senior Vice President, Corporate Controller and Secretary and Senior Vice President of Human Resources and Organizational Development. These Change in Control Agreements provide for a cash payment upon the consummation of a change in control transaction and termination of employment for these executive officers. The Senior Vice President and Chief Financial Officer is entitled to receive a lump sum severance payment equal to 200% of his annual cash compensation and the Senior Vice President, Corporate Controller and Secretary and Senior Vice President of Human Resources and Organizational Development are entitled to receive lump sum severance payments equal to 100% of their annual cash compensation. These Change in Control Agreements also provide for the reimbursement to the executive officers for any excise tax payments made by the executive officer, including taxes the executive officer would incur on the reimbursement itself.

The following table sets forth the amount of compensation which would be payable to the executive officers upon a termination of their employment under the circumstances described. Except for retirement, the amounts payable have been determined as if the employment of the executive officer was terminated on December 31, 2008, on which date, the closing price per share of the Company’s stock was $11.94. With respect to amounts payable at retirement, we have assumed that the executive officer retired on December 31, 2008 and that, at the time of such retirement, he satisfied the applicable age and service requirements for payment of a retirement benefit under the applicable benefit program.

Payments Upon Termination of Employment

Brian J. Lipke

		Voluntary		Termination
	Voluntary	Termination for		Without	Termination
Source of Payment	Termination	Good Reason	Retirement	Cause	for Cause	Death	Disability
Employment Agreement (1)	$—	$2,651,553	$11,372	$2,651,553	$—	$931,000	$543,145
Salary Continuation Agreement (2)	$—	$—	$1,000,000	$—	$—	$1,000,000	$—
Outstanding Shares of Restricted Stock (3)	$—	$—	$286,560	$—	$—	$286,560	$286,560
Long Term Incentive Plan (4)	$—	$3,380,130	$1,791,000	$1,589,130	$—	$3,380,130	$3,380,130
401(k) Restoration Plan (5)	$15,901	$15,901	$15,901	$15,901	$15,901	$15,901	$15,901
Tax Gross Up Payment (6)	$—	$1,268,447	$1,471,398	$—	$—	$1,471,398	$1,471,398
Total	$15,901	$7,316,031	$4,576,231	$4,256,584	$15,901	$7,084,989	$5,697,134

(1)	The amount shown under the voluntary termination for good reason and the termination without cause columns represent the sum of the one time payment of $2,640,181 that would be made upon Mr. Lipke’s termination for those reasons and the current year value of the annual health insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one time payment that would be made in the event of his death. The amount shown under the disability column represents the current value of the annual payment and annual health insurance benefits provided for by Mr. Lipke’s employment agreement. The disability payment of $531,773, calculated as defined in his employment agreement, is payable annually for the remainder of Mr. Lipke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension or profit sharing plans maintained by the Company. Annual payment of health insurance premiums, at a current cost of $11,372 per year would continue for Mr. Lipke if he voluntarily terminates for good reason, was terminated without cause or becomes disabled.

(2)	The amount shown in this row is payable in ten (10) equal annual installments of $100,000 upon Mr. Lipke’s retirement at or after age sixty (60) or his death.

(3)	The amounts shown in this row represent the market value of restricted shares that would vest upon occurrence of the events in each column as of December 31, 2008.

(4)	The amounts shown it this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2008. The actual vesting occurs six (6) months after the event occurs, except for death, in which case vesting is immediate.

(5)	The amount represents the balance of Mr. Lipke’s 401(k) Restoration Plan account as of December 31, 2008, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Lipke’s death, in which case the amount would be paid immediately.

(6)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

Henning N. Kornbrekke

		Voluntary		Termination
	Voluntary	Termination for		Without	Termination
Source of Payment	Termination	Good Reason	Retirement	Cause	for Cause	Death	Disability
Employment Agreement (1)	$—	$1,762,764	$8,694	$1,762,764	$—	$704,688	$407,525
Management stock purchase plan (2)	$889,136	$889,136	$889,136	$889,136	$889,136	$889,136	$889,136
Long Term Incentive Plan (3)	$537,300	$1,391,631	$537,300	$1,391,631	$537,300	$1,391,631	$1,391,631
401(k) Restoration Plan (4)	$23,719	$23,719	$23,719	$23,719	$23,719	$23,719	$23,719
Tax Gross Up Payment (5)	$380,534	$380,534	$380,534	$380,534	$380,534	$380,534	$380,534
Total	$1,830,689	$4,447,784	$1,839,383	$4,447,784	$1,830,689	$3,389,708	$3,092,545

(1)	The amount shown under the voluntary termination for good reason and the termination without cause columns represent the sum of the one time payment of $1,754,070 that would be made upon Mr. Kornbrekke’s termination for those reasons and the current year value of the annual health insurance premiums that are provided for by his employment agreement. The amount shown under the death column represents the one time payment that would be made in the event of his death. The amount shown under the disability column represents the current value of the annual payment and annual health insurance benefits provided for by Mr. Kornbrekke’s employment agreement. The disability payment of $398,831, calculated as defined in his employment agreement, is payable annually for the remainder of Mr. Kornbrekke’s life, and is reduced by amounts he would receive from the federal and state governments and insurance, pension or profit sharing plans maintained by the Company. Annual payment of health insurance premiums, currently valued at $8,694, would continue for Mr. Kornbrekke if he voluntarily terminates for good reason, was terminated without cause or becomes disabled.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in five (5) annual installments, with interest compounding at the average of quarterly ten (10) year treasury rates plus two percent (2%). Mr. Kornbrekke is over sixty (60) years old, and therefore will vest in the Company’s matching contributions upon the occurrence of the events shown in each column.

(3)	The amounts shown it this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2008. The actual vesting occurs six (6) months after the event occurs, except for death, in which case vesting is immediate.

(4)	The amount represents the balance of Mr. Kornbrekke’s 401(k) Restoration Plan account as of December 31, 2008, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Kornbrekke’s death, in which case the amount would be paid immediately.

(5)	The amounts in this row represent the tax gross up payable with respect to outstanding restricted stock awards and retirement based restricted stock units.

Kenneth W. Smith

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Long Term Incentive Plan (1)	$—	$151,913	$151,913	$—	$151,913	$151,913
Total	$—	$151,913	$151,913	$—	$151,913	$151,913

(1)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2008. The actual vesting occurs six (6) months after the event occurs, except for death, in which case vesting is immediate.

Timothy J. Heasley

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$15,577
Long Term Incentive Plan (2)	$—	$71,162	$71,162	$—	$71,162	$71,162
Total	$—	$71,162	$71,162	$—	$71,162	$86,739

(1)	The amount shown under the disability column represents the payment Mr. Heasley would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Heasley qualifies for four (4) weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2008. The actual vesting occurs six (6) months after the event occurs, except for death, in which case vesting is immediate.

Paul M. Murray

	Voluntary		Termination	Termination
Source of Payment	Termination	Retirement	Without Cause	for Cause	Death	Disability
Supplemental Salary Continuation Plan (1)	$—	$—	$—	$—	$—	$53,846
Management Stock Purchase Plan (2)	$42,720	$85,440	$42,720	$42,720	$42,720	$42,720
Long Term Incentive Plan (3)	$—	$79,700	$79,700	$—	$79,700	$79,700
401(k) Restoration Plan (4)	$28,451	$28,451	$28,451	$28,451	$28,451	$28,451
Total	$71,171	$193,591	$150,871	$71,171	$150,871	$204,717

(1)	The amount shown under the disability column represents the payment Mr. Murray would receive under the Corporate Supplemental Salary Continuation Plan. This plan, a supplement to our short term disability coverage, covers all full time employees in our corporate offices and provides a supplemental salary continuation based upon years of service. Mr. Murray qualifies for sixteen (16) weeks of salary continuation under this plan.

(2)	The amounts shown in this row represent the market value of restricted stock units that would vest and convert to a cash balance upon the occurrence of the events in each column. The amount is payable in five (5) annual installments, with interest compounding at the average of quarterly ten (10) year treasury rates plus two percent (2%). Mr. Murray is not over sixty (60) years old, and therefore will not vest in the Company’s matching contributions upon the occurrence of the events shown in each column except retirement which presumes Mr. Murray is sixty (60) years of age.

(3)	The amounts shown in this row represent the market value of restricted stock units that would vest upon the occurrence of the events in each column as of December 31, 2008. The actual vesting occurs six (6) months after the event occurs, except for death, in which case vesting is immediate.

(4)	The amount represents the balance of Mr. Murray’s 401(k) Restoration Plan account as of December 31, 2008, which may be paid six months after the event in either a lump sum as the balance is below $25,000, or in annual installments over a period of five (5) to ten (10) years, except in the event of Mr. Murray’s death, in which case the amount would be paid immediately.

Payments Upon Change in Control

The following table sets forth the amount of compensation which would be payable to the executive officers of the Company with whom the Company has entered into Change in Control Agreements described above and the other executive officers. For purposes of the payments to be made upon a change in control, the table reflects the amounts which would be paid to the executive officers if the change in control occurred on December 31, 2008, on which date, the closing price per share of the Company’s stock was $11.94.

Brian J. Lipke

	Value of				401(k)
Lump Sum	Outstanding	Value of	Value of	Value of	Restoration	Tax
Cash	Restricted	Outstanding	Retirement	LTIP	Plan	Gross Up
Payment	Stock	Options	RSUs	RSUs(1)	Payment	Payment(2)	Total
$5,330,710	$286,560	$48,000	$1,791,000	$2,786,130	$15,901	$4,782,899	$15,041,200

(1)	Represents the value of LTIP RSUs currently issued of $1,589,130 and the value of LTIP RSUs that would be issued upon a change in control of $1,197,000.

(2)	Represents a tax gross up payment of $1,395,833 related to Mr. Lipke’s Retirement restricted stock units, a tax gross up payment of $223,333 related to restricted stock and a payment of $3,163,733 related to the gross up of the excise tax due on the change in control payments.

Henning N. Kornbrekke

401(k)
Lump Sum	Value of	Value of	Value of	Restoration	Tax
Cash	Retirement	MSPP	LTIP	Plan	Gross Up
Payment	RSUs	RSUs	RSUs (1)	Payment	Payment (2)	Total
$3,453,336	$537,300	$889,136	$1,604,118	$23,719	$1,824,301	$8,331,910

(1)	Represents the value of LTIP RSUs currently issued of $854,330 and the value of LTIP RSUs that would be issued upon a change in control of $749,788.

(2)	Represents a tax gross up payment of $418,750 related to Mr. Kornbrekke’s Retirement restricted stock units, and a payment of $1,405,551 related to the gross up of the excise tax due on the change in control payments.

Kenneth W. Smith

Value of
LTIP RSUs (1)	Total
$395,663	$395,663

(1)	Represents the value of LTIP RSUs currently issued of $151,913 and the value of LTIP RSUs that would be issued upon a change in control of $243,750.

Timothy J. Heasley

Value of LTIP
RSUs (1)	Total
$142,037	$142,037

(1)	Represents the value of LTIP RSUs currently issued of $71,162 and the value of LTIP RSUs that would be issued upon a change in control of $70,875.

Paul M. Murray

Value of	Value of		401(k)
Outstanding	MSPP	Value of	Restoration
Options	RSUs	LTIP RSUs (1)	Plan Payment	Total
$—	$42,720	$140,950	$28,451	$212,121

(1)	Represents the value of LTIP RSUs currently issued of $79,700 and the value of LTIP RSUs that would be issued upon a change in control of $61,250.

AUDIT COMMITTEE REPORT

The Audit Committee currently consists of three (3) directors who are independent as defined in the listing standards of the NASDAQ applicable to members of audit committees. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “The Board of Directors and its Committees.”

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2008 with management of the Company and Ernst & Young LLP, the Company’s independent registered public accounting firm. During 2008, management evaluated the Company’s internal control over financial reporting in response to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and based on the framework in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Throughout the year, management kept the Committee apprised of the progress of its evaluation of internal controls and the Committee provided oversight of the evaluation process. At the end of the year, management issued a report on the effectiveness of the Company’s internal control over financial reporting. The Committee reviewed this report and discussed with management and Ernst & Young LLP the adequacy of the Company’s internal control over financial reporting and disclosure controls. The Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended Communication with Audit Committees, which relates to the conduct of the audit, including the auditor’s judgment about the quality of the accounting principles applied in the Company’s 2008 audited financial statements. The Committee also has reviewed the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Oversight Board, Communication with Audit Committees Concerning Independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

David N. Campbell
William P. Montague
Robert E. Sadler, Jr.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Nominating and Corporate Governance Committee currently consists of three (3) directors who are independent as defined in the listing standards of the NASDAQ applicable to members of nominating committees. A brief description of the responsibilities of the Nominating and Corporate Governance Committee is set forth above under the caption “The Board of Directors and its Committees.”

The current nominees for director were recommended for election to the Board at a meeting of the Nominating and Corporate Governance Committee held on February 17, 2009. Mr. Campbell did not participate in his recommendation for election to the Board. No communications from stockholders regarding nominations were received by the Committee. The Committee recommended that the existing Class III Directors be nominated for a three (3) year term as Class III Directors.

In evaluating potential nominees, the Nominating Committee considers a nominee’s experience as a senior executive at a publicly traded corporation, or as a management consultant, investment banker, partner at a law firm or registered public accounting firm, professor at an accredited law or business school, experience in the management or leadership of a substantial private business enterprise, educational, religious or not-for-profit organization, or such other professional experience as the Committee determines shall qualify an individual for Board service; whether such person is “independent” within the meaning of such term in accordance with the applicable listing standards of the NASDAQ and the rules promulgated by the Securities and Exchange Commission; financial expertise of a potential nominee; and particular or unique needs of the Company at the time a nominee is being considered.

NOMINATING AND CORPORATE GOVERNANCE
COMMITTEE OF THE BOARD OF DIRECTORS OF
GIBRALTAR INDUSTRIES, INC.

David N. Campbell
William J. Colombo
William P. Montague

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Directors and executive officers, and any persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of initial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission and to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table sets forth information as of March 20, 2009 (except as otherwise noted) with respect to all stockholders known by the Company to be the beneficial owners of more than 5% and certain other holders of its outstanding Common Stock:

	Number of Shares
	and Nature of
	Beneficial	Percent of
Name and Address	Ownership (1)	Class
Franklin Resources, Inc. (2) One Franklin Parkway San Mateo, California 94403-1906	3,759,699	12.50
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	2,998,423	10.00
Dimensional Fund Advisors LP (4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,494,686	8.32
NWQ Investment Management Company, LLC (5) 2049 Century Park East, 16th Floor Los Angeles, CA 90067	2,440,336	8.14
Barclays Global Investors, NA. (6) 400 Howard Street San Francisco, CA 94105	1,900,413	6.33
Eric R. Lipke (7) 75 Elmview Avenue Hamburg, New York 14075	1,661,226	5.54

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2008 available on NASDAQ.com, filed on February 6, 2009 by Franklin Resources, Inc. on behalf of itself, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisor Services, LLC.

(3)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of February 28, 2009 and available on NASDAQ.com, filed on March 10, 2009 by T. Rowe Price Associates, Inc.

(4)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2008 and available on NASDAQ.com, filed on February 9, 2009 by Dimensional Fund Advisors LP.

(5)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2008 available on NASDAQ.com, filed on February 17, 2009 by NWQ Investment Management Company, LLC.

(6)	Based on information set forth in a statement on Schedule 13G filed with the SEC reflecting information as of December 31, 2008 available on NASDAQ.com, filed on February 5, 2009 by Barclays Global Investors, NA. on behalf of itself and its affiliates Barclays Global Fund Advisors and Barclays Global Investors, Ltd.

(7)	Includes (i) 149,792 shares of common stock registered in the name of the reporting person, (ii) 759,789 shares of common stock held by a trust for the benefit of Eric R. Lipke, (iii) 18,750 shares of common stock held by trusts for the benefit of the children of Eric R. Lipke, (iv) 5,040 shares of common stock held in custodial accounts for the benefit of the children of Eric R. Lipke, (v) 2,400 shares of common stock held by the minor children of Eric R. Lipke and (vi) 725,455 shares of common stock, representing shares held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Eric R. Lipke and three other siblings of the reporting person. Eric R. Lipke serves as sole manager of Rush Creek Management Company, LLC. Excludes (i) 896,040 shares of common stock held by a trust for the benefit of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and as to which Eric R. Lipke disclaims beneficial ownership, (ii) 136,320 shares of common stock held by a trust for the benefit of Brian J. Lipke and another sibling of the reporting person, as to which Eric R. Lipke serves as one of five trustees and disclaims beneficial ownership (iii) 24,636 shares of common stock held by trusts for the benefit of the children of Brian J. Lipke, as to which Eric R. Lipke serves as one of three trustees and as to which he disclaims beneficial ownership (iv) 387,471 shares of common stock held in a trust for the benefit of a sibling of the reporting person as to which Eric R. Lipke serves as one of three trustees and disclaims beneficial ownership and (v) 816,790 shares of common stock held in a trust for the benefit of a sibling of the reporting person as to which Eric R. Lipke serves as one of three trustees and disclaims beneficial ownership.

Management

The following table sets forth information as of March 20, 2009 (except as otherwise noted) with respect to each Director, Director nominee, each executive officer named in the Summary Compensation table above and all executive officers and Directors as a group:

	Number of Shares
	and Nature of
	Beneficial	Percent of
Name and Address	Ownership (1)	Class
Brian J. Lipke (2)(3)	1,201,955	4.01
Henning N. Kornbrekke (2)(4)	117,528	*
Gerald S. Lippes (5) 665 Main Street, Suite 300 Buffalo, NY 14203-1425	53,557	*
William P. Montague (2)(6)	26,682	*
Robert E. Sadler (2)(7)	18,000	*
Arthur A. Russ, Jr. (8) 3400 HSBC Center Buffalo, NY 14203	16,875	*
William J. Colombo (2)(9)	13,000	*
David N. Campbell (10) 389 River Road Carlisle, MA 01741	12,125	*
Kenneth W. Smith (2)(11)	10,000	*
Paul M. Murray (2)(12)	6,603	*
Timothy J. Heasley (2)(13)	2,684	*
All Directors and Executive Officers as a Group	1,479,009	4.93

*	Less than 1%.

(1)	Unless otherwise indicated in the footnotes each of the stockholders named in this table has the sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2)	The address of each executive officer and certain directors is 3556 Lake Shore Road, PO Box 2028, Buffalo, New York 14219-0028.

(3)	Includes (i) 120,185 shares of common stock registered in the name of the reporting person, (ii) 987,360 shares of common stock held by two trusts for the benefit of Brian J. Lipke, (iii) 19,416 shares of common stock held by trusts for the benefit of the daughters of Brian J. Lipke, (iv) 5,220 shares of common stock held in a custodial account for the benefit of a daughter of Brian J. Lipke, (v) 18,750 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan, (vi) 5,236 shares of common stock allocated to Brian J. Lipke’s self-directed account under our 401(k) Retirement Savings Plan, (vii) 43,688 shares of common stock that will be issued within sixty (60) days due to the vesting of restricted stock units, and (viii) 2,100 shares of common stock held by the minor children of Brian J. Lipke. Excludes (i) 28,267 shares of common stock held by a trust for the benefit of the mother of Brian J. Lipke, as to which he serves as one of three trustees and as to which he disclaims beneficial ownership, (ii) 45,000 shares of common stock held by a trust for the benefit of a sibling of Brian J. Lipke, as to which he serves as one of five trustees and as to which he disclaims beneficial ownership, (iii) 9,407 shares of common stock held by a trust for the benefit a niece of Brian J. Lipke, as to which he serves as one of four trustees and as to which he disclaims beneficial ownership, (iv) 18,750 shares of common stock held by trusts for the benefit of the children of a sibling of Brian J. Lipke, as to which he serves as one of three trustees and as to which he disclaims beneficial ownership, (v) 2,077 shares of common stock held in a custodial account for the benefit of a relative of Brian J. Lipke and as to which he disclaims beneficial ownership, (vi) 5,040 shares of common stock held in a custodial account for the benefit of the children of a sibling of Brian J. Lipke and as to which he disclaims beneficial ownership and (vii) 145,091 shares of common stock, representing Brian J. Lipke’s proportionate share of common stock held by Rush Creek Investment Co., L.P. (“Rush Creek”). Rush Creek’s general partner is Rush Creek Management Company, LLC, which is owned pro rata by trusts established for the benefit of each of Brian J. Lipke, Eric R. Lipke and three other siblings of the reporting person.

(4)	Includes (i) 85,408 shares of common stock registered in the name of the reporting person and (ii) 32,120 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

(5)	Includes (i) 51,682 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Lippes exercises voting power but does not currently have dispositive power and (ii) 1,875 shares of common stock held by Lippco Capital LLC, a company controlled by Mr. Lippes.

(6)	Includes 26,682 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Montague exercises voting power but does not currently have dispositive power.

(7)	Includes 18,000 shares of common stock registered in the name of the reporting person, including 9,000 restricted shares with respect to which Mr. Sadler exercises voting power but does not currently have dispositive power.

(8)	Includes (i) 14,575 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Russ exercises voting power but does not currently have dispositive power and (ii) 2,300 shares held by his wife as to which Mr. Russ claims beneficial ownership. Excludes 28,267 shares of common stock held by the Kenneth E. Lipke Trust, as to which Mr. Russ serves as one of three trustees and as to which he disclaims beneficial ownership.

(9)	Includes 13,000 shares of common stock registered in the name of the reporting person, including 9,000 restricted shares with respect to which Mr. Colombo exercises voting power but does not currently have dispositive power.

(10)	Includes (i) 8,375 shares of common stock registered in the name of the reporting person, including 5,000 restricted shares with respect to which Mr. Campbell exercises voting power but does not currently have dispositive power and (ii) 3,750 shares of common stock held by an Individual Retirement Account for the benefit of Mr. Campbell.

(11)	Includes (i) 10,000 shares of common stock registered in the name of the reporting person.

(12)	Includes (i) 2,427 shares of common stock registered in the name of the reporting person, (ii) 1,535 shares of common stock allocated to Mr. Murray’s self-directed account under our 401(k) Retirement Savings Plan, (iii) 2,105 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units, and (iv) 536 shares of common stock issuable under currently exercisable options pursuant to our 2005 Equity Incentive Plan.

(13)	Includes (i) 2,090 shares of common stock registered in the name of the reporting person and (ii) 594 shares of common stock to be issued within sixty (60) days due to the vesting of restricted stock units.

PROPOSAL 2
APPROVAL OF THE ADOPTION OF THE THIRD AMENDMENT AND RESTATEMENT
OF THE GIBRALTAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN

During 2008, the Compensation Committee of the Board of Directors concluded that a significant portion of future equity based awards issued to the executives under the LTIP should be performance based.

Effective as of May 19, 2005, the Company adopted the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Plan”) with the approval of the Company’s stockholders. On December 18, 2006, the Company amended and restated the Plan to limit the form of payment of certain awards to an issuance of shares of the Company’s common stock (the “Common Stock”). Effective as of December 31, 2008, the Company amended and restated the Plan to comply with the provisions of Section 409A of the Internal Revenue Code and the related regulations promulgated by the United States Treasury Department.

In connection with the Compensation Committee’s decision to include performance conditions on a significant portion of future equity based awards to the executives under the LTIP, and to allow the continued use of equity based compensation which the Board of Directors believes aligns the interests of executives with those of the shareholders, on February 25, 2009, the Board of Directors approved the adoption of a Third Amendment and Restatement of the Plan (the “Plan Restatement”). The Plan Restatement, subject to the approval of the Company’s stockholders, provides: (i) for an increase in the aggregate number of shares of Common Stock which may be issued pursuant to awards made under the terms of the Plan from 2,250,000 to 4,500,000; (ii) that the total number of shares of Common Stock of the Company which may be issued pursuant to awards made under the terms of the Plan will not be reduced by restricted stock units which are settled solely in cash rather than in shares of the Company’s Common Stock; (iii) for the elimination (subject to the 4,500,000 overall limit on the maximum number of shares of Common Stock that may be issued pursuant to awards made under the terms of the Plan) of the limitation on the maximum number of restricted stock units and restricted shares which may be issued under the terms of the Plan; and (iv) for the elimination of the limit of 200,000 on the aggregate number of shares of Common Stock which may be issued to any individual participant over a five (5) year period in connection with awards of options, performance shares, performance units and rights made under the Plan. The amendments to the Plan provided for by the Plan Restatement will provide the Compensation Committee with greater flexibility in the structuring of the compensation program which the Company maintains for its executive officers and other eligible participants, and will allow a greater emphasis to be placed on performance based awards.

Information concerning the number of restricted shares and restricted stock units issued to Executive Officers and the non-employee directors under the Plan during the last year is set forth above under the headings “Compensation of Directors” and “Grants of Plan-Based Awards”.

The following is a summary of the material features of the Plan as amended and restated by the Plan Restatement and does not purport to be complete. The summary is subject to and qualified in its entirety by the terms of the Plan Restatement, a copy of which is set forth as Appendix A of this Definitive Proxy Statement.

Purpose

The Plan allows the Company to grant equity based incentive compensation awards to eligible participants (described below) to provide them an additional incentive to promote the business of the Company, to increase their propriety interest in the success of the Company and to encourage them to remain in its employ.

Eligible Participants

The individuals that are eligible to receive awards under the Plan are officers and other employees of the Company and its subsidiaries, non-employee directors of the Company and consultants and independent advisors to the Company. As of December 31, 2008, all of the Company’s executive officers and all of the non-employee directors had received awards under the Plan.

Administration

The Board of Directors administers the Plan with respect to non-employee directors, consultants and independent advisors. The Board of Directors also administers the Plan with respect to Executive Officers, based on recommendations of the Compensation Committee. The Compensation Administration Committee, as defined in the Plan Restatement, administers the Plan with respect to all other employees. The administrator of the Plan is referred to as the Committee.

Reservation of Common Stock

The Board of Directors initially reserved 2,250,000 shares of Common Stock for issuance under the Plan. In the event that the Plan Restatement is approved, there will be an additional 2,250,000 shares of Common Stock reserved for issuance under the Plan. If an award made under the Plan expires, is forfeited or is settled by payment of cash, the shares which could have been purchased or granted under that award will again be available for issuance under the Plan. The number of shares of Common Stock available for issuance under the Plan and the number of shares issuable under outstanding awards will be proportionately adjusted if the number of outstanding shares of the

Common Stock changes as a result of a stock dividend, stock split, recapitalization or the like, or if the Common Stock is converted as a result of a reorganization.

Types of Awards

Awards under the Plan may be in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights.

Terms of Awards

The Committee determines which eligible participants shall be granted awards, the terms and provisions of the awards and the number of shares of Common Stock for which awards are granted.

Options

Option Price. The exercise price of each option granted under the Plan will be determined by the Committee at the time the option is granted, but shall not be less than 100% of the fair market value of the Common Stock on the date of the grant or, if greater, the par value of a share of Common Stock. Grants of incentive stock options to individuals holding 10% or more of the combined voting power of the Company’s outstanding capital stock cannot have an exercise price of less than 110% of the fair market value of the Common Stock on the date of the grant.

Option Exercise Periods. Options granted under the Plan expire ten years after the date granted. Incentive Stock Options granted to individuals holding 10% or more of the voting power of the Company’s outstanding capital stock expire after five years. Options will not be exercisable upon termination of a holder’s service with the Company, whether or not they were otherwise exercisable, unless so provided in the terms of the Option award.

Restricted Shares and Restricted Units

Restrictions and Restricted Period. Restricted Shares or Restricted Units granted under the Plan may not be sold or otherwise disposed of during a restricted period established by the Committee at the time of the grant.

Rights While Restricted Shares Remain Subject to Restrictions. Holders of Restricted Shares granted under the Plan shall have the right to vote Restricted Shares and receive payment of dividends on Restricted Shares during the restricted period. If provided by the terms of a Restricted Share award, dividends payable with respect to Restricted Shares may be used to purchase additional shares, subject to the same restrictions as the original shares.

Rights While Restricted Units Remain Subject to Restrictions. Restricted Units do not provide any voting or cash dividend rights to the holder of such Units. However, dividends paid in shares will entitle a holder of Restricted Units to additional Restricted Units having the same restricted period as the original Restricted Units.

Management Stock Purchase Plan. On the date that the adoption of the Plan was approved, the Board of Directors approved the adoption of the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “MSPP”) to establish a framework for a specific type of Restricted Unit award under the Plan. The MSPP is an integral part of the Plan. Effective as of December 18, 2006, the Company adopted a First Amendment and Restatement of the MSPP to provide the Company’s non-employee directors with the right to use a portion of their Director Fees to purchase Restricted Units at a purchase price equal to the fair market value of the Company’s Common Stock, which, except in the case of a change of control, is equal to the average of the closing prices of a share of Common Stock as reported by the NASDAQ National Market System on each of the two hundred (200) consecutive trading days immediately preceding the date of the determination of fair market value (the “Fair Market Value”). On December 30, 2008, the Company amended and restated the MSPP to permit eligible participants to use up to twenty-five percent (25%) of their base salary and up to one hundred percent (100%) of their annual incentive compensation to purchase Restricted Units at price equal to the then applicable Fair Market Value of the Company’s Common Stock. If an eligible employee uses a portion of his base salary or annual bonus to purchase Restricted Units, the Company will make an award of an additional number of Restricted Units equal to a specified percentage of the base salary and a specified percentage of the annual bonus used by the eligible employee to purchase Restricted Units (the “Employee Matching Units”). If an eligible non-employee director uses a portion of his Director Fees to purchase Restricted Units, the Company will make an award of an identical number of Restricted Units (the “Director Matching Units” and together with the Employee Matching Units, the “Matching Units”). The Plan Restatement clarifies that because Restricted Units (including Matching Units) purchased or awarded under the MSPP are settled solely in cash, such Restricted Units will not reduce the number of shares otherwise available for issuance under the Plan Restatement. Restricted Units purchased by an eligible employee or a non-employee director under the MSPP are non-forfeitable.

Forfeiture of Restricted Shares and Restricted Units. If the holder of Restricted Shares or Restricted Units terminates his service with the Company before the expiration of the restricted period, the Restricted Shares or Restricted Units will be forfeited unless otherwise specifically provided by the terms of the award. In addition, any Matching Units awarded to eligible participants under the MSPP will be forfeited if the eligible employee’s employment is terminated before age 60 or if the non-employee director ceases to serve as a director before age 60.

Payment of Restricted Shares and Restricted Units. Payment upon the lapse of the restricted period for Restricted Shares and Restricted Units which have not been awarded under MSPP shall be made by the issuance of shares of Common Stock. Restricted Units awarded under the MSPP shall only be paid in cash.

Performance Shares and Performance Units

Performance Goals and Performance Period. The Committee establishes written performance goals and performance periods for each award of Performance Shares or Performance Units granted under the Plan.

Rights While Performance Shares Remain Subject to the Achievement of Performance Goals. Holders of Performance Shares granted under the Plan shall have the right to vote Performance Shares and receive payment of dividends on Performance Shares during the performance period. However, if provided by the terms of a Performance Share award, dividends on Performance Shares may be used to purchase additional shares, subject to the same performance goals and performance period as the original Performance Shares.

Rights While Performance Units Remain Subject to the Achievement of Performance Goals. Performance Units do not provide any voting or cash dividend rights to the holder of such Units. However, dividends paid in shares will entitle a holder of Performance Units to additional Performance Units having the same performance goals and performance period as the original Performance Units.

Forfeiture of Performance Shares and Performance Units. If the holder of Performance Shares or Performance Units terminates his service with the Company before the expiration of the performance period, the Performance Shares or Performance Units will be forfeited unless otherwise specifically provided by the terms of the award.

Payment for Performance Shares and Performance Units. Common Stock will be issued for the payment of Performance Shares or Performance Units if performance goals are achieved within the performance period.

Rights

Terms of Rights. Rights granted under the Plan shall provide the holder with the right to receive shares in an amount determined based on the appreciation, if any, in the value of a specified number of shares of Common Stock over a specified period of time, each as established by the Committee. The base price used to determine the amount of the appreciation in value will not be less than the fair market value of a share of Common Stock on the date the award of Rights is made.

Rights during the Appreciation Period. Rights do not provide any voting or cash dividend rights to the holder. However, dividends paid in shares of Common Stock will entitle a holder to additional Rights having an appreciation period which ends at the same time the appreciation period ends for the original Rights. The base price for such additional Rights is the fair market value of a share of Common Stock on the date dividends are paid.

Forfeiture of Rights. If the holder of Rights terminates his service with the Company before the expiration of the appreciation period, the Rights will be forfeited unless otherwise specifically provided by the terms of the award of such Rights.

Change in Control

Upon a “change in control” of the Company (as defined in the Plan), all outstanding Options and Rights will be converted to a right to receive cash, restrictions on Restricted Shares and Restricted Units will lapse, and all Performance Shares and Performance Units will be treated as if the performance goals had been met.

Federal Tax Consequences

Options. Upon exercise of an Incentive Stock Option, an optionee will not realize federally taxable income (except that the alternative minimum tax may apply) and the Company will not be entitled to any deduction. If the optionee sells the shares more than two years after the grant date and more than one year after exercise, the entire gain, if any, realized upon the sale will be federally taxable to the optionee as long-term capital gain and the Company will not be entitled to a corresponding deduction. If the optionee does not satisfy the holding period requirements, the optionee will realize ordinary income, in most cases equal to the difference between the option price of the shares and the lesser of the fair market value of the shares on the exercise date or the amount realized on a sale or exchange of the shares, and the Company will be entitled to a corresponding deduction. The favorable tax treatment provided by the Internal Revenue Code to Incentive Stock Options granted under the Plan is limited to options to purchase Common Stock, which have a fair market value of $100,000.00 at the date of the option grant and that first become exercisable in any one year.

Restricted Shares and Performance Shares. The value of Restricted Shares and Performance Shares awarded are taxed as ordinary income to the award recipient in the year the restrictions lapse and the award is paid. Alternatively, recipients of an award of Restricted Shares or Performance Shares may file an election under Section 83(b) of the Internal Revenue Code and include the value of the Restricted Shares or Performance Shares as ordinary income in the year of the grant.

The discussion set forth above is a brief overview of certain United States federal income tax consequences of awards made under the Plan. The overview should not be relied on as being a complete description of the applicable United States federal income tax consequences. In addition, this overview does not address the state, local, foreign and other tax aspects of awards made under the Plan.

Transferability

Generally, awards granted under the Plan are not transferable by a recipient during his or her lifetime. However, if the award is not an Incentive Stock Option, and the instrument evidencing the award permits, a recipient may transfer his or her rights with respect to an award, or any portion thereof, to a family member.

Amendments

The Board of Directors may suspend, amend or terminate the Plan, provided that, stockholder approval is required for any amendment which: (i) increases the maximum number of shares as to which options may be issued under the Plan; or (ii) materially modifies the requirements as to eligibility or participation in the Plan. The applicable listing standards of the NASDAQ National Market System require stockholder approval of any material amendment to the Plan.

Effective Date

The Plan was initially approved by the stockholders of the Company on May 1, 2005. The First Amendment and Restatement was adopted by the Company and effective as of December 18, 2006 and the Second Amendment and Restatement was adopted by the Company and effective as of December 31, 2008.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to approve the Plan Restatement. If the stockholders do not approve the Plan Restatement, the Plan in its current form will remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF THE ADOPTION OF THE THIRD AMENDMENT AND RESTATEMENT OF
THE GIBRALTAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN IN PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board has selected the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and recommends that the stockholders vote for the ratification of that selection. Ernst & Young LLP audited the Company’s consolidated financial statements for the past four fiscal years including 2008. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee. Before selecting Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company and the audit scope. Stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company’s Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification and will reconsider whether to retain Ernst & Young LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting is required to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND THAT
YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Nominating and Corporate Governance Committee is responsible for reviewing and approving related party transactions on an ongoing basis.

On August 31, 2007, we entered into a Second Amended and Restated Credit Agreement (the Senior Credit Agreement) with Key Bank National Association serving as lead bank of a syndicate. The Senior Credit Agreement provides for (i) a revolving credit facility with aggregate commitments up to $375.0 million, including a $50.0 million sub-limit for letters of credit and a swing line loan sub-limit of $20.0 million and (ii) a term loan in the original principal amount of $122.7 million. With respect to the Senior Credit Agreement, during 2008 the largest aggregate amount of principal outstanding under the revolving credit facility was $171.6 million, the amount of principal outstanding as of December 31, 2008 was $149.0 million, and the aggregate principal and interest paid during 2008 was $130.5 million and $11.5 million, respectively. Loans under the Senior Credit Agreement bear interest, at the borrowers’ option at (i) LIBOR plus a margin ranging from 0.60% to 1.40%, depending on the Company’s consolidated leverage ratio, or (ii) the higher of the administrative agent’s prime rate or the federal funds effective rate plus 0.50%. Facility fees are payable to the lenders on their revolving commitments at a rate ranging from 0.150% to 0.350% and annual letter of credit fees range from 0.60% to 1.40% of the stated amount of the letter of credit. Mr. Robert E. Sadler, Jr., a Director of the Company, is Vice Chairman of the Board of Manufacturers and Traders Trust Company, one of the lenders under the Senior Credit Agreement.

The firm of Lippes Mathias Wexler Friedman, LLP, of which Mr. Gerald S. Lippes, a Director of the Company, is a partner, serves as counsel to the Company. During 2008, this firm received approximately $1,475,000 for legal services rendered to the Company. The firm of Phillips Lytle LLP, of which Mr. Arthur A. Russ, Jr., a Director of the Company, is a partner, also provided legal services to the Company in 2008 and received approximately $254,000.

During 2008, the Board of Directors reviewed and approved all the transactions described above. It is the Company’s policy and procedure to obtain approval for transactions and business relationships with any director, nominee for director, executive officer or any family member of a director, nominee for director or executive officer from the Nominating and Corporate Governance Committee. Approval of these transactions is brought to the Nominating and Corporate Governance Committee for approval on an annual basis.

OTHER MATTERS

The Company’s management does not currently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the 2009 fiscal year. EY served as our independent registered public accounting firm and audited our consolidated financial statements for the fiscal years ended December 31, 2008 and 2007 and expressed an opinion as to whether the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008 and 2007. EY also performed audit-related services and consultation in connection with various accounting and financial reporting matters. Additionally, EY performed certain non-audit services during fiscal 2008 and 2007 that are permitted under the Sarbanes-Oxley Act and related rules of the SEC. EY will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Audit Committee determined that the provision of the audit-related and permitted non-audit services provided by EY during fiscal 2008 and 2007 was compatible with maintaining their independence pursuant to the auditor independence rules of the SEC for each of these years.

Fees Billed to the Company by EY during Fiscal Year 2008 and 2007

Audit Fees

The aggregate fees billed by EY for each of the fiscal years ended December 31, 2008 and 2007 for services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting included the Company’s annual reports on Form 10-K and review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, including services related thereto, were $1,697,742 and $1,998,522, respectively.

Audit-Related Fees

The aggregate fees billed by EY for the fiscal year ended December 31, 2007 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees”, including due diligence was $512,646. No fees for assurance and related services were billed by EY during 2008.

Tax Fees

The aggregate fees billed by EY for the fiscal years ended December 31, 2008 and 2007 for services rendered for tax compliance (including tax planning and tax advice and other tax services (including advice related to mergers and acquisitions) were $80,107 and $108,306, respectively.

All Other Fees

There were no fees billed by EY for each of the fiscal years ended December 31, 2008 and 2007 for products and services other than those described above.

Pre-Approval for Non-Audit Services Policies and Procedures of the Audit Committee

The Audit Committee has adopted procedures for pre-approving audit and non-audit services to be provided by EY. In considering such approval, the Audit Committee may request all such information and documentation from the Company as it deems necessary in order for it to make its decision with respect to the requested engagement. The Audit Committee may discuss the potential engagement with the independent registered public accounting firm, with its counsel or other professional advisors. The Audit Committee shall consider whether or not the performance of the requested non-audit services complies with law, including but not limited to the Sarbanes-Oxley Act and the regulations promulgated by the Securities and Exchange Commission thereunder. It shall also consider whether the services provided will have a negative effect upon the integrity of the Company’s financial reporting, whether by approving such engagement the Audit Committee is complying with and promoting its purposes, duties and functions as set forth in its Charter, and it shall also consider any potential negative effect which the engagement may have on the Company, including the possible appearance of a conflict of interest or impropriety.

OTHER INFORMATION

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO GIBRALTAR INDUSTRIES, INC., 3556 LAKE SHORE ROAD, PO BOX 2028, BUFFALO, NEW YORK 14219-0228, ATTENTION: INVESTOR RELATIONS. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 20, 2009, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders intended to be presented at the 2010 Annual Meeting must be received by the Company by December 11, 2009 to be considered for inclusion in the Company’s Definitive Proxy Statement and form of proxy relating to that meeting.

The accompanying Notice and this Definitive Proxy Statement are sent by Order of the Board of Directors.

Timothy J. Heasley
Secretary

Dated: April 3, 2009

STOCKHOLDERS ARE URGED TO EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A STOCKHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND.

Appendix A

GIBRALTAR INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN

Third Amendment And Restatement

Effective as of May 19, 2005, Gibraltar Industries, Inc., a Delaware corporation with offices at 3556 Lake Shore Road, Buffalo, New York (the “Company”), adopted an equity based incentive compensation plan known as the Gibraltar Industries, Inc. 2005 Equity Incentive Plan (the “Plan”) for the purpose of carrying into effect its objective to provide its employees and its non-employee directors, consultants and other service providers with equity based incentives to increase their motivation to improve the profitability of the Company.

Effective as of December 18, 2006, the Company amended and restated the Plan to limit the form of payment of certain Awards to an issuance of Shares and to make certain other technical changes. Effective as of December 30, 2008, the Company amended and restated the Plan to conform the Plan to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and to make certain other technical changes.

The Company now desires to amend and restate the Plan, subject to the approval of the stockholders of the Company: (1) to increase the number of Shares which may be issued pursuant to Awards made under the terms of the Plan by an amount equal to 2,250,000; (2) to provide that the total number of shares of common stock of the Company which may be issued pursuant to awards made under the terms of the Plan will not be reduced by restricted stock units which are settled in cash rather than in shares of the Company’s common stock; (3) to eliminate (subject to the 4,500,000 overall limit on the maximum number of shares of common stock that may be issued pursuant to awards made under the terms of the Plan) the limitation on the maximum number of restricted stock units and restricted shares which may be issued under the terms of the Plan; and (4) to eliminate the limit of 200,000 on the aggregate number of shares of common stock which may be issued to any individual participant over a five (5) year period in connection with awards of options, performance shares, performance units and rights made under the Plan.

In connection with the foregoing, subject to the approval of the stockholders of the Company, the Company hereby adopts this document as the Third Amendment and Restatement of the Gibraltar Industries, Inc. 2005 Equity Incentive Plan February 25, 2009.

ARTICLE 1.

DEFINITIONS

The following words and phrases, when used in this Plan, shall have the following meanings, unless a different meaning is plainly required by the context:

1.01 Affiliate means any corporation under common control with the Company within the meaning of Section 414(b) of the Internal Revenue Code and any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code.

1.02 Appreciation Period means the period of time between the Date of Grant of a Right and the date that the Right is exercised.

1.03 Award means any Option, Share, Right or Unit granted to any Person under the Plan.

1.04 Base Price means the dollar amount used to determine the amount of the increase, if any, in the value of the Share used to determine the value of a Right, which amount shall not be less than the Fair Market Value of the Share, determined as of the Date of Grant of the Right.

1.05 Beneficiary means any person, firm, corporation, trust or other entity designated by a Participant in accordance with Section 11.07 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.

1.06 Board of Directors means the Board of Directors of the Company.

1.07 CEO means the Chief Executive Officer of the Company.

1.08 Change in Control means the occurrence of any of the following:

(a) During any twelve-consecutive month period, any “person” or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Company, an Affiliate of the Company, an employee benefit plan sponsored by the Company or any one or more members of the Lipke family becomes the “beneficial owner” (as defined in section 13(d) of the Exchange Act) of thirty five percent (35%) or more of the then outstanding voting stock of the Company through a transaction which has not (or a series of transactions which have not) been arranged by or consummated with the prior approval of the Board of Directors; or

(b) a majority of the members of the Board of Directors is replaced during any consecutive twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of appointment or election;

(c) the Company enters into a Merger Sale Agreement; provided however, that the entry into a Merger Sale Agreement shall only be deemed a “Change in Control” if the Eligible Person’s employment with or service to the Company and all of its Affiliates is terminated (without cause in the case of an Eligible Person that is an Employee) during the period beginning on the date the Merger Sale Agreement is executed and ending on the earlier of: (i) the date the transaction contemplated by the Merger Sale Agreement is consummated; and (ii) the date the Merger Sale Agreement is terminated; or

(d) the consummation of a Merger Sale.

1.09 Code and Internal Revenue Code mean the Internal Revenue Code of 1986, as amended.

1.10 Committee means: (a) the Board of Directors, with respect to any Award that has been or may be granted to any Eligible Person who is not an Employee; (b) with respect to any Award that has been or may be granted to any Executive Officer, the Board of Directors upon the recommendation of the Compensation Committee; or (c) the Compensation Administration Committee, with respect to Awards to Employees who are not Executive Officers.

1.11 Common Stock means the common stock (par value $0.01 per share) of the Company.

1.12 Company means Gibraltar Industries, Inc., a Delaware corporation.

1.13 Compensation Administration Committee means a committee comprised of the Company’s President and two (2) senior level management employees of the Company, selected by the President and employed in a position which is at the director level or any more senior position; provided that, the President may, in his discretion and at any time, remove and/or replace with different senior level management employees, either or both of the senior level management employees who serve with the President as members of the Compensation Committee.

1.14 Compensation Committee means the Compensation Committee of the Board of Directors.

1.15 Covered Executive means, with respect to any Award granted hereunder, any individual who at the Date of Grant of such Award is a “Covered Employee” of the Company for such year for purposes of Section 162(m) of the Code.

1.16 Covered Individual means any current or former member of the Committee, any current or former officer or director of the Company or any individual designated by the Committee to assist it in the administration of this Plan as provided for by the second paragraph of Section 11.02.

1.17 Date of Grant means, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.

1.18 Disability means, with respect to any Employee, such employee’s “permanent and total disability” as defined in Section 22(e)(3) of the Code or any successor provision.

1.19 Dividend Equivalent Units means additional Restricted Units, additional Performance Units or additional Rights credited to a Participant pursuant to Section 5.04, Section 6.04 or Section 7.02.

1.20 Dividend Payment Date means each date on which the Company pays a dividend on its Common Stock.

1.21 Eligible Person means: (a) each Employee of the Company or any Affiliate; (b) each member of the Board of Directors who is not an Employee of the Company or any Affiliate; and (c) any natural person that is a consultant or other independent advisor providing services to the Company or any Affiliate.

1.22 Employee means each natural person that is engaged in the performance of services for the Company or any Affiliate for wages as defined in Section 3101(a) of the Code.

1.23 Executive Officer means: (a) the CEO; (b) the Company’s President; (c) the Company’s principal financial officer; (d) the Company’s principal accounting officer; (e) any Vice President of the Company who is in charge of a principal business unit, division or function; (f) any other officer of the Company who performs a policy making function for the Company; (g) any officer of any Affiliate who performs policy making functions for the Company; and (h) any other person who performs policy making functions for the Company.

1.24 Fair Market Value means, for purposes of determining the value of any Share, Unit or Right, except as otherwise expressly provided by the terms of the instrument containing the terms of an Award, the closing price of a share of Common Stock as reported by the NASDAQ National Market System on the date as of which the determination of Fair Market Value is to be made or, if no sale of Common Stock shall have been made on the NASDAQ National Market System on that day, on the next preceding day on which there was a sale of Common Stock.

1.25 Incentive Stock Option means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

1.26 Merger Sale means the consolidation, merger, or other reorganization of the Company, other than: (a) any such consolidation, merger or reorganization of the Company in which holders of Common Stock immediately prior to the earlier of: (i) the Board of Director’s approval of such consolidation, merger or other reorganization; or (ii) the date of the stockholders meeting in which such consolidation, merger or other reorganization is approved, continue to hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consolidation, merger, or other reorganization; and (b) any such consolidation, merger or other reorganization which is effected pursuant to the terms of a Merger Sale Agreement which provides that the consolidation, merger or other reorganization contemplated by the Merger Sale Agreement will not constitute a Change in Control for purposes of this Plan.

1.27 Merger Sale Agreement means an agreement between the Company and any one or more other persons, firms, corporations or other entities (which are not Affiliates of the Company) providing for a consolidation, merger or other reorganization in which the holders of Common Stock of the Company immediately prior to the Company’s execution of such agreement do not hold more than seventy percent (70%) of the outstanding voting securities of the surviving entity immediately after the consummation of the consolidation, merger, or other reorganization contemplated by such agreement.

1.28 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option.

1.29 Option means an option to purchase Shares granted pursuant to Article 4 of the Plan or, solely for purposes of Section 4.08(b), granted under any other stock option plan maintained by the Company.

1.30 Option Cash Out Payment means an amount, payable to a Participant that is the holder of Options, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares which the Participant is entitled to acquire pursuant to all Options (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant) held by the Participant on the date the Change in Control is effective; exceeds (b) the aggregate amount which the Participant would be required to pay to the Company in connection with the purchase by the Participant of all Shares which the Participant is entitled to purchase pursuant to the exercise of all unexpired and unexercised Options held by the Participant as of the date the Change in Control is effective (whether or not such Options are then currently exercisable pursuant to the provisions of the instruments containing the terms of the Option Awards held by the Participant).

1.31 Participant means any Eligible Person who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.

1.32 Performance Goals means the performance goals established by the Committee in connection with Awards granted to Eligible Persons under Article 6, which performance goals are used to determine whether any payment will be made to Eligible Persons in connection with Awards granted under Article 6 and, if any such payments are to be made, the amount of the payments.

1.33 Performance Period means the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Article 6 hereof have been met.

1.34 Performance Shares means Shares that may be issued and delivered pursuant to an Award made to an Eligible Person under Article 6, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.

1.35 Performance Units means Units credited to an Eligible Person at the beginning of a Performance Period pursuant to an Award made to such individual under Article 6, and any Dividend Equivalent Units that are credited to the individual with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Article 6.

1.36 Plan means the Gibraltar Industries, Inc. 2005 Equity Incentive Plan, as set forth herein and as amended from time to time hereafter.

1.37 Pro Rata Portion means, with respect to any portion of any Award of Restricted Shares or Restricted Units made hereunder, with respect to any portion of any Award of Performance Shares or Performance Units made hereunder, or with respect to any portion of any Award of Rights made hereunder, the percentage determined by dividing: (a) the number of full and partial calendar months in the period beginning on the first day of: (i) the Restricted Period established for such portion of the Restricted Shares or Restricted Units so granted; (ii) the Performance Period established for such portion of the Performance Shares or Performance Units so awarded; or (iii) the Appreciation Period established for such portion of the Rights so awarded, and ending on the date the Eligible Person’s employment with or service to the Company and each of its Affiliates is terminated; by (b) the total number of full and partial calendar months in such Restricted Period, in such Performance Period, or in such Appreciation Period, whichever the case may be.

1.38 Restricted Period means the period of time during which Restricted Shares or Restricted Units are subject to Restrictions as set forth in Article 5.

1.39 Restricted Shares means Shares which are granted subject to Restrictions pursuant to Article 5.

1.40 Restricted Units means Units credited to an Eligible Person which are subject to Restrictions at the beginning of a Restricted Period pursuant to an Award made to such Eligible Person under Article 5, and any Dividend Equivalent Units that are credited to the Eligible Person with respect to such Units during such Restricted Period as provided in Article 5.

1.41 Restrictions means the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 5.02.

1.42 Retirement means the termination of a Participant’s employment with or service to the Company and all of its Affiliates, provided that such termination occurs after: (a) the Participant has either: (i) been continuously employed by or provided services (as a non-employee director, consultant or other service provider) to the Company or any of its Affiliates for a period of at least five (5) years and attained at least age sixty (60); or (ii) attained at least age sixty-five (65); and (b) the Participant has given at least thirty (30) days advance written notice to the Company or, if applicable, the Affiliate of the Company by whom the Participant is employed or for whom the Participant is providing services, which notice states that the Participant will retire from his or her employment with or service to the Company and its Affiliates.

1.43 Right means an Award which enables the Eligible Person to whom the Award has been made to receive Shares having a Fair Market Value equal to an amount which is based on the amount by which the Fair Market Value of one Share at the end of the Appreciation Period exceeds the Base Price of one Share at the beginning of the Appreciation Period.

1.44 Right Cash Out Payment means an amount, payable to a Participant that is the holder of Rights, equal to the amount by which: (a)(i) the greatest of: (A) the Fair Market Value of one Share, determined as of the date a Merger Sale Agreement is executed by the Company; (B) the Fair Market Value of one Share, determined as of the day immediately preceding the date a Change in Control occurs; and (C) the amount, if any, of cash payable with respect to one Share in connection with the consummation of the Change in Control as provided for by the certificate filed with the Delaware Secretary of State to effect the Change in Control; multiplied by (ii) the total number of Shares represented by the Rights held by the Participant; exceeds (b) the aggregate Base Price of the Shares used to calculate the value of the Rights held by the Participant, determined, with respect to each Right, as of the date the Right was granted to the Participant and adjusted, if applicable, pursuant to Section 3.02.

1.45 Share means a share of Common Stock.

1.46 Termination of Service means: (a) with respect to any Employee, his or her ceasing to be employed by the Company and each of its Affiliates; (b) with respect to any non-employee director, his or her ceasing to serve as a member of the Board of Directors; and (c) with respect to any consultant or other service provider, that is a natural person, the termination of all consulting or other service providing arrangements which such consultant or service provider has with the Company and each Affiliate of the Company.

1.47 Unit means a unit of measurement equivalent to one Share, with none of the attendant rights of a shareholder of such Share, (including among the rights which the holder of a Unit does not have are the right to vote such Share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

ARTICLE 2.

AWARDS

2.01 Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights. An Award in any of the foregoing forms may be granted to any Eligible Person or to any group of Eligible Persons, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other Eligible Persons or groups of Eligible Persons.

2.02 Written Instrument. Each Award made to an Eligible Person under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 11.09 of the Plan.

2.03 Surrender and Exchange of Awards. The Committee may, in its discretion, grant an Award to a Participant who has previously been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Company or any of its Affiliates (any such previously granted Award or award being hereinafter referred to as a “Prior Award”), in exchange for the surrender and cancellation of such Prior Award or any portion thereof. The new Award so granted may, in the discretion of the Committee, be in a form which is different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless: (a) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (b) the grant of the new Award would not constitute a “repricing” of any Option or would not otherwise be treated as a “material revision” of the Plan.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.01 Shares Available for Awards. Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Company or Shares purchased by the Company on the open market at such time or times and in such manner as it may determine. The Company shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:

(a) Subject to the provisions of Section 3.02 hereof, effective as of May 19, 2005 (the date on which this Plan became effective) the aggregate number of Shares that were authorized to be issued in respect of Awards made under the Plan was limited to two million two hundred fifty thousand (2,250,000) Shares. Effective as of January 1, 2009, in addition to the number of Shares available for issuance pursuant to the terms of the Plan as of December 31, 2008, an additional two million two hundred fifty thousand (2,250,000) Shares may be issued in respect of Awards made under the Plan and shall be reserved for issuance pursuant to the terms of the Plan. Accordingly, the total number of Shares which may be issued pursuant to Awards issued under the terms of the Plan shall, subject to the provisions of Section 3.02 hereof, be equal to four million five hundred thousand (4,500,000) Shares. The maximum number of Shares that are available for issuance pursuant to Awards of Restricted Units shall not be reduced by Awards of Restricted Units that are payable only in cash in an amount equal to the Fair Market Value of the Restricted Units which are the subject of such Awards. The maximum aggregate number of Shares that may be issued pursuant to all Awards of Incentive Stock Options and Rights granted under the Plan shall not exceed nine hundred thousand (900,000) Shares.

(b) Upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan, and if the Award so granted was in a form subject to a limitation on the aggregate number of Shares available for Awards in that form, the aggregate number of Shares available for further Awards under the Plan in that form, shall be reduced by the number of Shares subject to the Award so granted.

(c) There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; (ii) any Shares included in any other form of Award granted to an Eligible Person hereunder, to the extent that the person’s right to receive such Shares, or any cash payment in settlement of such Award, is forfeited; (iii) any Shares represented by Restricted Units granted hereunder as to which payment is made in cash instead of by the issuance and delivery of Shares; and (iv) any Shares subject to an Option granted hereunder, or covered by any other form of Award made hereunder, to the extent such Option or other Award is surrendered in exchange for any other Award made hereunder.

3.02 Certain Adjustments to Shares. In the event of any change in the number of outstanding Shares of Common Stock without receipt of consideration by the Company resulting from any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or any rights offering to purchase Shares of Common Stock at a price substantially below fair market value, or any similar change affecting the Shares of Common Stock: (a) the maximum aggregate number and kind of Shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan; (b) the number and kind of Shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change; (c) the number and kind of Shares represented by any Restricted Units, Performance Units, Rights or Dividend Equivalent

Units that are outstanding at the time of such change; (d) the number of Shares represented by any Award of Rights; (e) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change; and (f) the Base Price established with respect to any Rights granted hereunder that are outstanding at the date of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Administration Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.

In the case of any outstanding Incentive Stock Option, any such change shall be made in the manner that satisfies the requirements that must be met under Section 424 of the Code in order for such change not to be treated as a “modification” of such Option as defined under Section 424 of the Code.

The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

3.03 Listing and Qualification of Shares. The Company, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

ARTICLE 4.

OPTIONS

4.01 Awards of Options. Subject to the limitations set forth in Article 3 above and to the other terms and conditions of the Plan, Options may be granted under the Plan to Eligible Persons for the purchase of such number of Shares, at such times and, upon such terms and conditions, as the Committee in its discretion may determine.

4.02 Type of Options. Each Option granted hereunder shall be identified in the instrument evidencing such grant as either: (a) an Option intended to be treated as an Incentive Stock Option; or (b) an Option that shall be treated as a Non-Qualified Stock Option.

4.03 Term of Options. The period of time during which an Option may be exercised shall be such period of time as is determined by the Committee and specified in the instrument setting forth the terms of the Option Award; provided that, in no event may the period of time during which an Option may be exercised exceed ten (10) years from the Date of Grant of the Option. Notwithstanding any other provision in this Plan to the contrary, no Option may be exercised after its expiration.

4.04 Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable, it may be exercised thereafter, in whole or in part, at any time or from time to time prior to its expiration, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of Section 4.05 below.

4.05 Termination of Service. Except as the instrument evidencing the grant of an Option may otherwise provide, the portion of any outstanding Option held by an Eligible Person on the date of his or her Termination of Service that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to the date of the Eligible Person’s Termination of Service, shall be forfeited on such date.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the grant of an Option may provide that the portion of the Option that is exercisable at the time of the Eligible Person’s Termination of Service will continue to be exercisable, and that the portion of such Option that is not exercisable at such time will become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Person’s Termination of Service occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument. However, to the extent that any Option granted hereunder to an Employee as an Incentive Stock Option is exercised more than three months after the date of such Employee’s Termination of

Service for any reason other than Disability, or more than one year after such date if the Employee’s Termination of Service occurred because of Disability, the Option shall be treated as a Non-Qualified Stock Option for purposes of the Plan.

4.06 Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option; provided that, in no event shall the exercise price per Share be less than: (a) the Fair Market Value of a Share determined as of the Date of Grant of the Option; or (b), if greater, the par value of a Share.

An Option shall be exercised by delivery of a written notice of exercise, in a form satisfactory to the Committee, to the Company at its principal business office and addressed to the attention of the Company’s Secretary or such other person as the Company’s Secretary may have designated to receive such notice. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made under one or more of the methods of payment provided in Section 4.07 below.

4.07 Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (a) in cash, which may be paid by check or other instrument acceptable to the Company, or by wire transfer of funds, in each case in United States dollars; (b) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by: (i) the delivery to the Company of other Shares owned by the Participant; provided that such shares have been owned by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings; or (ii) the surrender to the Company of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; (c) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve; (d) to the extent permissible under applicable law and permitted by the Committee, by the execution by the Participant and delivery to the Company of a promissory note or other instrument evidencing the Participant’s agreement to pay part or all of the Option exercise price on a deferred or installment payment basis, upon such terms and conditions (including, without limitation, terms requiring Shares purchased upon the exercise of the Option to be pledged to the Company to secure payment of any outstanding balance of the option exercise price) as the Committee shall require; or (e) any other method of payment as the Committee may from time to time approve.

For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the delivery or surrender of Shares pursuant to clause (b) (i) or (ii) above, Shares so delivered or surrendered shall be valued at their Fair Market Value determined as of the business day next preceding the date on which the Option is exercised.

4.08 Incentive Stock Options. Notwithstanding any other provisions of the Plan, Incentive Stock Options granted under the Plan shall be subject to the following provisions:

(a) No Incentive Stock Option may be granted under the Plan after February 9, 2015.

(b) To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and under all other stock option plans maintained by the Company are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Incentive Stock Options so exercisable shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, the Fair Market Value of Shares as to which any Incentive Stock Option may be exercised shall be determined as of the Date of Grant of such Option. The determination of whether the limitation set forth in the first sentence of this Section 4.08(b) applies with respect to any Incentive Stock Option granted under the Plan shall be made in accordance with applicable provisions of Section 422 of the Code and the regulations issued thereunder.

(c) No Incentive Stock Option shall be granted to an Employee if, as of the Date of Grant of such Option, such Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless: (i) the exercise price per Share under such Option is at least 110% percent of the Fair Market Value of a Share determined as of the Date of Grant of such Option; and (ii) such Option is not exercisable after the expiration of five (5) years from the Date of Grant of such Option. If an Option, designated as an Incentive Stock Option, is granted to an Employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company and either the price per Share at which the Option is exercisable or the date on which the Option expires does not satisfy the limitations specified above, such Incentive Stock Option shall be treated as a Non-Qualified Stock Option.

(d) The instrument evidencing the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such Option are disposed of within 2 years from the Date of Grant of such Option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such Option, the Participant shall give the Company written notice of such disposition, within ten days following the date of such disposition.

4.09 Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may determine.

4.10 Rights of a Shareholder. Upon the exercise by a Participant of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee and the issuance to the Participant of a certificate representing the Shares with respect to which the Option has been exercised, the Participant shall have all of the rights of a stockholder of the Company with respect to the Shares issued as a result of such exercise. Prior to the issuance to a Participant of a certificate representing Shares issuable to the Participant upon his or her exercise of an Option, the Participant shall not have any rights as a stockholder of the Company with respect to such Shares.

ARTICLE 5.

RESTRICTED SHARES AND RESTRICTED UNITS

5.01 Awards of Restricted Shares and Restricted Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Restricted Shares and Restricted Units may be granted to such Eligible Persons, at such times, and in such amounts, as the Committee may determine in its discretion. In addition to Awards of Restricted Shares or Restricted Units which may be made to any Eligible Person in recognition of services provided to the Company and its Affiliates or as an incentive for such Eligible Person to continue to contribute to the profitability and growth of the Company and its Affiliates, the Company has, effective as of May 19, 2005 as amended December 30, 2008, adopted a framework under which a specific type of Restricted Unit Awards will be made, which framework is known as the Gibraltar Industries, Inc. Management Stock Purchase Plan (the “MSPP”). The MSPP is intended to be treated as an integral part of this Plan and provides for the granting of Awards of Restricted Units to Eligible Persons in consideration for and recognition of the agreement of such Eligible Persons to authorize the Company to credit Restricted Units to an account established for the benefit of such Eligible Persons under the MSSP in lieu of the payment to such Eligible Persons of a portion of the base salary and/or a portion of the annual incentive bonus (in the case of an Eligible Person that is an Employee) or all or part of the Director fees (in the case of an Eligible Person that is a member of the Company’s Board of Directors) which such Eligible Persons would otherwise be entitled to receive from the Company and its Affiliates.

5.02 Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such Restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

5.03 Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate references to the Restrictions. Until the Restrictions which apply to Restricted Shares lapse in accordance with the provisions of Section 5.05 below or Section 9.01(c), the Restricted Shares granted to a Participant which are not certificated shall be held in the

Participant’s name in a bookkeeping account maintained by the Company and Restricted Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the Restrictions. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

Except for the Restrictions which apply to Restricted Shares, and subject to the forfeiture provisions applicable under Section 5.06 below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Company maintains for those Restricted Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.

5.04 Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time an award of Restricted Units is made. Except as provided in the following paragraph or otherwise provided by the instrument evidencing an Award of Restricted Units, a Participant that is the holder of an Award of Restricted Units shall not have any rights as a shareholder with respect to such Restricted Units. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.

If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Restricted Units, as of the applicable Dividend Payment Date, a number of additional Restricted Units shall be credited to each account established for the Participant to reflect the number of Restricted Units held by the Participant as of such Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying: (a) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Restricted Units shall have the same Restricted Period as the Restricted Units with respect to which such Dividend Equivalent Units have been awarded.

5.05 Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of Section 5.06 below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

(a) In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject.

However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon as practicable following the lapse of the applicable Restrictions.

(b) In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made: (i) in all cases other than Restricted Units issued in connection with the MSPP, by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the number of whole Restricted Units and related Dividend Equivalent Units with respect to which the applicable Restrictions have lapsed, and (ii) by payment in cash for any fractional Restricted Unit payable as a result of the lapse of such Restrictions, in an amount equal to the Fair Market Value of such fractional Restricted Unit determined as of the date as of which such Restrictions lapsed. In the case of Restricted Units issued pursuant to the terms of the MSPP, payment shall be made, in cash, in an amount and at the time provided for in the MSPP. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing a grant of Restricted Units, payment with respect to any part or all of a Participant’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

5.06 Termination of Service. Except as the instrument evidencing the grant of Restricted Shares or Restricted Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the Restricted Period which is in effect for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and cancelled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Restricted Shares or Restricted Units may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Restricted Period established for such Restricted Shares or Restricted Units as a result of the Eligible Person’s death, Disability or Retirement (but not for any other reason), payment will be made with respect to all or a Pro Rata Portion of such Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Person’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such Eligible Person’s Termination of Service, and shall be made in the manner specified in Section 5.05.

Notwithstanding the provisions of Section 5.03 or of the above and notwithstanding the absence of the provisions of this paragraph from provisions of any instrument containing the provisions of an Award issued prior to the effective date of this Amendment and Restatement, if an Eligible Person’s Termination of Service occurs, for any reason, prior to the expiration of the Restricted Period which is in effect for an Award of Restricted Shares, the Eligible Person shall, upon such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Restricted Shares previously awarded to such Eligible Person with respect to which the Restrictions have not lapsed. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Restricted Shares previously awarded to the Eligible Person with respect to which the Restrictions have not lapsed, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person’s Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Restricted Shares that the Eligible Person’s right to receive payment for all or a Pro Rata portion of the Restricted Shares will not be forfeited if the Eligible Person’s Termination of Service occurs prior to the end of the Restricted Period established for such Restricted Shares as a result of the Eligible Person’s death, Disability or Retirement (but not for any other reason), the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Restricted Shares as to which the Restrictions have not lapsed and such Eligible Person shall be entitled to retain all or a portion of such cash dividends.

5.07 Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Company with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

ARTICLE 6.

PERFORMANCE SHARES AND PERFORMANCE UNITS

6.01 Awards of Performance Shares and Performance Units. Subject to the limitations set forth in Article 3 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Persons, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

6.02 Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall establish in writing, and the instrument evidencing the grant of such Award shall specify: (a) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (b) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (c) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award: (i) have been fully achieved; (ii) have been exceeded; or (iii) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award; and (d) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under Section 162(m) of the Code.

6.03 Rights While Performance Shares Remain subject to Achievement of Performance Goals. Performance Shares granted to a Participant hereunder may be issued to the Participant as of the Date of Grant as uncertificated shares or as Shares represented by a stock certificate bearing a legend or legends making appropriate reference to the restrictions on transferability of such Performance Shares as hereinafter set forth. Until the Performance Period which applies to the Performance Shares expires, the Performance Shares granted to a Participant which are not certificated shall be held in the Participant’s name in a bookkeeping account maintained by the Company and Performance Shares granted to a Participant and represented by a stock certificate shall continue to bear the legend or legends making reference to the restrictions on transferability of such Performance Shares as hereinafter set forth.

Until the Performance Period which applies to an award of Performance Shares has expired, the Performance Shares shall not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate account shall be maintained for all Performance Shares granted to a Participant with a Performance Period ending on the same date.

Except for the restrictions on transferability which apply to Performance Shares, and subject to the forfeiture provisions applicable under Section 6.10 below, a Participant shall have, with respect to all Performance Shares so held for his account, all of the rights of a stockholder of the Company, including full voting rights with respect to such Shares and the right to receive currently with respect to the Participant’s Performance Shares, all dividends and other distributions payable generally on the Company’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Performance Shares shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Performance Shares to a Participant so provides, all cash dividends and distributions payable generally on the Company’s Shares that are otherwise payable with respect to the Performance Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase of additional Shares for the Participant’s account. The additional Shares so purchased shall be subject to the same Performance Goals and provisions relating to forfeiture as apply to the Performance Shares, and shall be credited to the same account which the Company maintains for those Performance Shares of the Participant with respect to which such dividends or distributions were paid. The purchase of any such additional Shares shall be made in accordance with such other procedure as may be specified in the instrument evidencing the grant of the Performance Shares on which such dividends are paid.

6.04 Rights While Performance Units Remain Subject to Achievement of Performance Goals. No Shares shall be issued at the time an Award of Performance Units is made. Except as provided in the following paragraph or otherwise provided in the instrument evidencing an Award of Performance Units, a Participant that is the holder of an Award of Performance Units shall not have any rights of a shareholder with respect to such Performance Units. Performance Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Company for the Participant. A separate account shall be maintained for all Performance Units granted to a Participant with a Performance Period ending on the same date and for all Dividend Equivalent Units that are to be credited to such account in accordance with the following paragraph.

If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Performance Units, as of the applicable Dividend Payment Date, a number of additional Performance Units shall be credited to each account established for the Participant to reflect the number of Performance Units held by the Participant as of such Dividend Payment Date. The number of such additional Performance Units to be credited shall be determined by first multiplying: (a) the total number of Performance Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per Share dollar amount of the dividend paid on such Dividend Payment Date; and then, (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Dividend Equivalent Units awarded pursuant to this paragraph to a Participant that holds an Award of Performance Units shall have the same Performance Goals and Performance Period as the Performance Units with respect to which such Dividend Equivalent Units have been awarded.

6.05 Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Person who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion: (a) the attainment of specified levels of, or increases in, the Company’s after-tax or pretax return on stockholder’s equity; (b) the attainment of specified levels in the fair market value of the Company’s Shares; (c) the attainment of specified levels of growth in the value of an investment in the Company’s Shares, assuming that all dividends paid on the Company’s Common Stock are reinvested in additional Shares; (d) the attainment of specified levels of, or increases in, the Company’s pre-tax or after-tax earnings, profits, net income, or earnings per share; (e) the attainment of specified levels of, or increases in, the Company’s earnings before income tax, depreciation and amortization (EBITDA); (f) attainment of specified levels of, or increases in, the Company’s net sales, gross revenues or cash flow from operations; (g) the attainment of specified levels of, or increases in, the Company’s working capital, or in its return on capital employed or invested; (h) the attainment of specified levels of, or decreases in, the Company’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Company’s debt or other outstanding financial obligations; and (i) such other business performance criteria as may, from time to time, be established by the Committee in the instrument which contains the Award of Performance Shares or Performance Units.

Any of the business criteria described in the preceding paragraph which the Committee establishes as a Performance Goal may be measured either by the performance of the Company and its Affiliates on a consolidated basis, or by the performance of any one or more of the Company’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 6.05, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Performance Goals to be met.

The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for: (a) the effect of foreign currency exchange rates; (b) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges; (c) the cumulative effect of any accounting changes; and (d) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (a) through (d) of this paragraph are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable Performance Period.

6.06 Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Persons who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

6.07 Measurement of Performance. At the end of the Performance Period established in connection with any Award of Performance Shares or Performance Units, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been met, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to Section 6.09 below, subject to the adjustments provide for in Section 6.08 and the forfeiture provisions of Section 6.10. In the case of any Award granted to a Covered Executive, unless the Committee shall certify in writing the extent to which it has determined that the Performance Goal or Goals established by it for such Award have been met, the issuance of Performance Shares to the Covered Executive shall be subject to Section 162(m) of the Code.

6.08 Adjustment of Award Amounts. The number of Shares issuable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 6.07 shall be subject to adjustment in accordance with the following provisions:

(a) To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares otherwise issuable with respect to an Award to an Eligible Person who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Person’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Person’s Award.

(b) Notwithstanding the provisions of Section 6.08(a) above, the Committee shall not have any authority to increase the number of Shares otherwise issuable with respect to any Award of Performance Shares or Performance Units to a Covered Executive. However, if the instrument evidencing an Award to a Covered Executive so provides, the Committee may, in its discretion, reduce the number of Shares otherwise issuable with respect to such Award: (i) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (a), (b), (c), or (d) of the last paragraph of Section 6.05 in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (iii) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.

6.09 Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 6.07 above to have been earned, as adjusted to the extent determined by the Committee under Section 6.08, shall be made in accordance with the following provisions:

(a) In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares free of the legends making reference to restrictions on transferability of the Performance Shares provided for by this Plan. However, if the Performance Shares with respect to which payment is to be made include a fractional Share, payment of such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the end of the Performance Period. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

(b) In the case of Performance Units, (including related Dividend Equivalent Units), payment shall be made: (i) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units; and (ii) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the day immediately preceding the date as of which payment is to be made. Payment shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Performance Units, issuance of certificates for Shares with respect to any part or all of a Participant’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

6.10 Termination of Service. Except as the instrument evidencing the grant of Performance Shares or Performance Units may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units, such Award shall be cancelled, all Performance Shares or Performance Units included in such Award, and all Dividend Equivalent Units that were credited with respect to such Performance Shares or Performance Units, shall be forfeited, and no payment of any kind shall be made with respect to such Award.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing any such Award may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Performance Period established for such Award as a result of the Eligible Person’s death, Disability or Retirement (but not for any other reason), payment will be made at the end of the Performance Period, in accordance with the provisions of Section 6.09, with respect to all or a Pro Rata Portion of the number of Shares and/or the amount of cash that otherwise would have been payable to the Eligible Person, as determined in accordance with the provisions of Sections 6.07 and 6.08, if the Eligible Person’s Termination of Service had not occurred prior to the end of such Performance Period. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Performance Shares or Performance Units (and related Dividend Equivalent Units) included in such Award shall be cancelled and forfeited.

Notwithstanding the provisions of Section 6.03 above and notwithstanding the absence of the provisions of this paragraph from provisions of any instrument containing the provisions of an Award issued prior to the effective date of this Amendment and Restatement, if an Eligible Person’s Termination of Service occurs, for any reason, prior to the expiration of the Performance Period which is in effect for an Award of Performance Shares, the Eligible Person shall, upon such Termination of Service, be deemed to forfeit his right to all cash dividends received with respect to the portion of the Performance Shares previously awarded to such Eligible Person with respect to which the Restrictions have not lapsed. In connection with the forfeiture by an Eligible Person of the cash dividends received by the Eligible Person with respect to the Performance Shares previously awarded to the Eligible Person with respect to which the Restrictions have not lapsed, the Eligible Person shall be obligated to pay to the Company, no later than thirty (30) days following such Eligible Person’s Termination of Service, the amount of the dividends received by such Eligible Person which is deemed to be forfeited pursuant to the provision of the preceding sentence. In connection with the foregoing, if, pursuant to the provisions of the preceding paragraph, the Committee has provided in the instrument evidencing the Award of Performance Shares that the Eligible Person shall have the right to receive payment for Performance Shares awarded to the Eligible Person if the Eligible Person’s Termination

of Service occurs prior to the end of the Performance Period established for such Performance Shares as a result of the Eligible Person’s death, Disability or Retirement (but not for any other reason), the Eligible Person will not forfeit his right to all cash dividends received with respect to the portion of Performance Shares as to which the Restrictions have not lapsed and that such Eligible Person shall be entitled to retain all or a portion of such cash dividends.

6.11 Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Performance Shares granted hereunder while such Shares are still subject to achievement of Performance Goals shall furnish the Company with a copy of the election so filed by the Participant within ten (10) days of the filing of such election with the Internal Revenue Service.

ARTICLE 7.

RIGHTS

7.01 Awards of Rights. (a) Subject to the limitations set forth in Article 3 above and to the other terms and conditions of the Plan, Rights may be granted under the Plan to any Eligible Person at such times and upon such terms and conditions as the Committee, in its discretion may determine. Rights shall be granted in accordance with the provisions of this Article 7.

(b) The terms of the instrument which contains the terms of an Award of Rights shall specify the number of Shares which shall be used as the basis for determining the value of the Rights at the end of the Appreciation Period and the Base Price in effect for those Shares.

(c) Rights shall be exercisable at such time and upon such terms as may be established by the Committee in the instrument setting forth the terms of the Award; provided that, in no event shall the period of time that an Award of Rights is exercisable extend beyond the ten (10) year period beginning on the Date of Grant.

(d) Rights shall be subject to the same transferability restrictions applicable to all Awards and may not be transferred during the holder’s lifetime, except to one or more family members as provided in Section 8.02.

(e) The holder of a Right shall not have any stockholder rights with respect to the Shares used to determine the value of the Right.

7.02 Dividend Equivalent Units. If any dividends or other distributions payable on the Company’s Shares are paid in Shares during any period that a Participant holds an Award of Rights, as of the applicable Dividend Payment Date, a number of additional Rights shall be credited to any account established for the Participant to reflect the number of Rights held by the Participant as of such Dividend Payment Date. The number of such additional Rights to be credited shall be determined by first multiplying: (a) the total number of Rights standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates); by (b) the per share dollar amount of the dividend paid on such Dividend Payment Date; and then (c) dividing the resulting amount by the Fair Market Value of one Share on such Dividend Payment Date. Additional Rights awarded pursuant to this Section to a Participant that holds an Award of Rights shall be exercisable at the same time and upon the same terms as the Rights with respect to which such additional Rights are to be issued; provided that, the Base Price of such rights shall be equal to the Fair Market Value of a Share, determined as of the applicable Dividend Payment Date.

7.03 Termination of Service. Except as the instrument evidencing the grant of an Award of Rights may otherwise provide, upon an Eligible Person’s Termination of Service for any reason prior to the expiration of the Appreciation Period which is in effect for any Right (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Service, the Eligible Person’s right to exercise such Right shall be forfeited and cancelled as of the date of such Termination of Service, and no payment of any kind shall be made with respect to such Right and related Dividend Equivalent Units.

Notwithstanding the foregoing, if the Committee so determines, in its discretion, the instrument evidencing the Award of such Right may provide that if the Eligible Person’s Termination of Service occurs prior to the end of the Appreciation Period established for such Right as a result of the Eligible Person’s death, Disability or Retirement

(but not for any other reason), payment will be made with respect to all or a Pro Rata Portion of such Right and any related Dividend Equivalent Units. In such case, only the Eligible Person’s right to receive payment with respect to any remaining portion of the Right (and related Dividend Equivalent Units) for which such Appreciation Period was established shall be cancelled and forfeited. Any payment required to be made with respect to an Eligible Person’s Right (and related Dividend Equivalent Units) pursuant to this paragraph shall be made as soon as practicable after the date of such person’s Termination of Service, and shall be made in the manner specified in Section 7.04.

7.04 Payment of Awards. In the case of Rights, (including related Dividend Equivalent Units), payment shall be made: (a) by the issuance and delivery to the Participant of a stock certificate for a number of Shares having a Fair Market Value on the date the Rights are exercised equal to: (i) the aggregate Fair Market Value of the Shares used as the basis for determining the value of the Rights being exercised, determined as of the date the Rights are exercised; minus (ii) the aggregate Base Price in effect for the Rights being exercised; and (b) by payment in cash for any fractional Shares which would be issued using the formula contained in (a) above. Issuance of certificates for Shares shall be made in such manner and at such time or times as provided in such instrument. Unless otherwise provided by the instrument evidencing the grant of Rights, issuance of certificates for Shares with respect to any part or all of a Participant’s Rights (including any related Dividend Equivalent Units) may be deferred, at the Participant’s election, upon such terms and conditions as are specified by the Participant, in writing, subject to the restrictions on deferral of compensation contained in Code Section 409A.

ARTICLE 8.

TRANSFERABILITY OF AWARDS

8.01 Restrictions on Transfers. Except as otherwise provided by Section 8.02 below: (a) any Option granted to an Eligible Person under the Plan shall be nontransferable and may be exercised during the Eligible Person’s lifetime only by the Eligible Person; (b) any Restricted Shares, Restricted Units, Performance Shares, Performance Units and Rights granted to an Eligible Person under the Plan shall not be transferrable by the Eligible Person during his or her lifetime; and (c) a Participant’s right to receive payment of Shares or cash with respect to any Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

8.02 Permitted Transfers. Notwithstanding the provisions of Section 8.01 above, if the instrument evidencing the grant of any Award other than an Incentive Stock Option so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

ARTICLE 9.

EFFECTS OF CHANGE IN CONTROL

9.01 Change in Control. Notwithstanding any other provision in the Plan to the contrary, except as otherwise provided in the Merger Sale Agreement entered into by the Company in connection with a Change in Control, upon the occurrence of a Change in Control, the following provisions shall apply:

(a) Each Option outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive an Option Cash Out Payment. Payment of the Option Cash Out Payment shall be made to the holder of the Option in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.

(b) Each Right outstanding on the day immediately preceding the date on which the Change in Control occurs shall be converted to a right to receive the Right Cash Out Payment. Payment of the Right Cash Out Payment shall be made to the holder of the Right in one lump sum payment, less applicable withholding taxes, on the date on which the Change in Control occurs.

(c) The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Participant’s rights to receive delivery or payment with respect to all such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to Restricted Shares and Restricted Units is to be made in the form of a cash payment instead of the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Restricted Shares and Shares attributable to Restricted Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.

(d) The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to a Participant hereunder that are still outstanding on the day immediately preceding the date on which such Change in Control occurs shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been satisfied in full as of such date; the number of Performance Shares or the percentage of the Performance Units as to which payment is to be made in the event the Performance Goal or Goals applicable to the Award of such Shares or Units are met at the targeted level of performance, as specified in the instrument evidencing the grant of such Award, shall be deemed to be earned in full as of such date; and the Participant shall acquire on such date a nonforfeitable right to receive payment with respect to such number of Performance Shares (including any cash payment for dividends payable thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such percentage of the Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 6.09(a) or (b). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made on the date the Change in Control occurs. Unless the Committee determines that payment with respect to such Performance Shares and Performance Units is to be made in the form of a cash payment instead of by the issuance and delivery of Shares, the Company shall take whatever steps are necessary to cause all such Performance Shares and Shares attributable to Performance Units to be issued to the applicable Participants, and to be treated as outstanding, as of the date the Change in Control occurs.

9.02 Substitution of New Awards. Notwithstanding the provisions of Section 9.01, if provided for by a Merger Sale Agreement entered into in connection with a Change in Control, the rights of Participants under any Awards outstanding on the day immediately preceding the Change in Control shall be honored or assumed or new rights issued therefor by the entity which survives the Change in Control (each such honored, assumed or substituted option being hereinafter an “Alternative Award”); provided that, any such Alternative Award satisfies the following criteria:

(a) the Alternative Award must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change in Control;

(b) the Alternative Award must provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise schedule; and

(c) the Alternative Award must have economic value substantially equivalent to the value of such Award (determined at the time of the Change in Control).

ARTICLE 10.

COMPLIANCE WITH CODE SECTION 409A

10.01 In General. This Article 10 is intended to comply with final regulations promulgated under Code Section 409A. It is effective January 1, 2009 and shall govern notwithstanding any contrary provision elsewhere in the Plan or in any instrument pursuant to which an Award is granted under the Plan (an “Award Instrument”).

10.02 409A Excluded Stock Rights. All Non-Qualified Stock Options and Rights awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(A) and (B) (said Awards are hereinafter referred to as “409A Excluded Stock Rights”), except where an Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such Award is hereinafter referred to as a “409A Non-Excluded Stock Right”). Accordingly, the Plan shall be construed, and may be amended, in such manner as will ensure that 409A Excluded Stock Rights remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing:

(a) no 409A Excluded Stock Right shall be awarded with an exercise price that is less than the Fair Market Value of the Common Stock on the Date of Grant where Fair Market Value is determined in a manner permitted under Treas. Reg. §1.409A-1(b)(5)(iv);

(b) no 409A Excluded Stock Right shall be modified, extended or exchanged for a new Award if such modification, extension or exchange would cause the 409A Excluded Stock Right to become (or be replaced by) a 409A Non-Excluded Stock Right or other Award that is subject to Code Section 409A;

(c) a 409A Excluded Stock Right shall expire no later than its original expiration date and, if a Excluded Stock Right would expire after its original expiration date, because the Participant has died or otherwise become unable to exercise the Stock Right due to a mental or physical disability, the Stock Right shall be deemed exercised by the owner thereof on the day preceding its original expiration date if the then Fair Market Value of the Common Stock exceeds the exercise price;

(d) any extension of a 409A Excluded Stock Right, whether pursuant to a provision of the Plan or an exercise of Committee discretion, shall not extend the term of the Award beyond the earlier of (i) the original expiration date stated in the Award Instrument, or (ii) the tenth anniversary of the Award;

(e) no 409A Excluded Stock Right shall permit the deferral of compensation beyond the date of exercise;

(f) no dividends shall be paid or credited on a 409A Excluded Stock Right that would have the effect of reducing the exercise price of the 409A Excluded Stock Right below Fair Market Value of the Common Stock on the Date of Grant in violation of Code Section 409A and the Treas. Reg. §1.409A-1(b)(5)(i)(E); and

(g) any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Excluded Stock Right shall be transferred as soon as practicable and in all events within 30 days following the exercise date and the Participant shall have no right to determine the calendar year in which such transfer occurs.

10.03 409A Non-Excluded Stock Rights. If an Award Instrument states explicitly that the Non-Qualified Stock Option or the Right granted thereunder is intended to provide for a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(5)(i)(C) (such Award is hereinafter referred to as “409A Non-Excluded Stock Right”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(a) the Award Instrument shall specify that the 409A Non-Excluded Stock Right will expire on the last day of the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable, and that any Common Stock, cash or other consideration to be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right shall be transferred to the Participant on or before March 15 of the calendar year following the calendar year in which the 409A Non-Excluded Stock Right becomes exercisable;

(b) the date on which the 409A Non-Excluded Stock Right becomes exercisable may not be accelerated except as may be permitted under Treas. Reg. §1.409A-3(j); and

(c) in the case of a 409A Non-Excluded Stock Right that becomes exercisable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no Common Stock, cash or other consideration shall be transferred to the Participant in connection with the exercise of the 409A Non-Excluded Stock Right until the day following the 6-month anniversary of the Participant’s separation from service.

10.04 409A Excluded Current Property Transfers. Restricted Shares and Performance Shares (“Current Property Transfers”) awarded under the Plan are intended not to provide for the deferral of compensation, in accordance with Treas. Reg. §1.409A-1(b)(6) (said Awards are hereinafter referred to as “409A Excluded Current Property Transfers”), unless the Award Instrument states explicitly that the Award is intended to provide for a deferral of compensation (such an Award is hereinafter referred to as “409A Non-excluded Current Property Transfer”). Accordingly, the Plan shall be construed, and may be amended, to ensure that 409A Excluded Current Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, no Award Instrument shall provide for or permit the deferral of compensation resulting from a 409A Excluded Current Property Transfer beyond the date on which the 409A Excluded Current Property Transfer would otherwise become includable in gross income in accordance with the rules of Code Section 83 (or would have become includable but for the exercise of an election under Code Section 83(b)).

10.05 409A Non-Excluded Current Property Transfers. If, under the terms of an Award Instrument, a Current Property Transfer would be deemed to be a deferral of compensation under Section 409A of the Code (such Award is hereinafter referred to as “409A Non-Excluded Current Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(a) the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;

(b) the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(c) the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(d) in the case of a 409A Non-excluded Current Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.

10.06 409A Excluded Future Property Transfers. Any Awards permitted under the Plan other than those referred to in Sections 10.02, 10.03, 10.04 and 10.05 including, but not limited to, Restricted Units and Performance Units (“Future Property Transfers”), are intended not to provide for the deferral of compensation, in accordance with the short-term deferral rule set forth in Treas. Reg. §1.409A-1(b)(4) (said Awards are hereinafter referred to as “409A Excluded Future Property Transfers”) unless the terms of the Award Instrument, the Future Property Transfer would be deemed to result in a deferral of compensation under Section 409A of the Code (such an Award is hereinafter referred to as a “409A Non-excluded Future Property Transfer”). Accordingly, the Plan shall be construed, and may be amended, to ensure that 409A Excluded Future Property Transfers remain excluded from the application of Code Section 409A. Without limiting the generality of the foregoing, the Award Instrument shall provide (or shall be construed to provide) that a 409A Excluded Future Property Transfer must be settled in cash or vested property on or before March 15 of the calendar year following the calendar year in which the 409A Excluded Future Property Transfer ceased to be subject to a substantial risk of forfeiture within the meaning of Treas. Reg. §1.409A-1(b)(4).

10.07 409A Non-excluded Future Property Transfers. If, under the terms of an Award Instrument, a Future Property Transfer would be deemed to result in a deferral of compensation in accordance with Treas. Reg. §1.409A-1(b)(4) (“409A Non-excluded Future Property Transfer”), the Award Instrument shall be deemed to incorporate the terms and conditions necessary to avoid inclusion of the Award in the Participant’s gross income pursuant to Section 409A(a)(1) of the Code and the Plan and Award Instrument shall be interpreted in accordance with Section 409A of the Code and the regulations and other interpretive guidance issued thereunder so as to avoid the inclusion of the Award in gross income pursuant to Section 409A(a)(1) of the Code. Without limiting the generality of the foregoing:

(a) the Award Instrument shall specify one or more dates or events permitted under Code Section 409A(a)(2)(A) at which time the Award will be settled in cash or vested property;

(b) the Award Instrument shall specify the manner in which the Award will be paid (e.g., lump sum or installments) and the dates on or periods within which payment will occur;

(c) the date of settlement of the Award shall not be accelerated except as otherwise permitted under Treas. Reg. §1.409A-3(j); and

(d) in the case of a 409A Non-excluded Future Property Transfer that becomes payable as a result of the separation from service of a Participant who is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i) as applied by the Company, no cash or property shall be paid to the Participant in connection with the settlement of the Award until the day following the 6-month anniversary of the Participant’s separation from service.

10.08 Authority To Amend Plan And/Or Award Instrument. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date of this Plan amendment), the Committee may adopt such amendments to the Plan and/or the applicable Award Instrument as the Committee determines are necessary or appropriate to (1) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.09 Protection of the Committee and Others. Notwithstanding the foregoing provisions of this Article 10, neither the Company, nor any officer, employee, director or agent of the Company or any affiliate of the Company, nor any member of the Committee, shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so. To the extent permitted by law, the Company shall indemnify and defend any officer, employee, director or agent of the Company or of any affiliate of the Company, and any member of the Committee, from any claim based on an Award becoming taxable under Code Section 409A resulting from such person’s action taken, or action failed to be taken, in connection with the Plan or any Award Instrument.

ARTICLE 11.

ADMINISTRATION

11.01 Administration of the Plan. (a) Except as otherwise specifically provided in the Plan, the Plan shall be administered by: (i) the Board of Directors, with respect to all matters pertaining to Awards that may be granted or that have been granted hereunder to any Director that is an Eligible Person; (ii) by the Compensation Committee, with respect to all matters pertaining to Awards that may be made or that have been made to Employees, except as otherwise provided in (iii); and (iii) by the Compensation Administration Committee, with respect to those specific matters pertaining to Awards to Employees who are not Executive Officers that are within the scope of the authority granted to the Compensation Administration Committee under Section 10.05 below or delegated by the Compensation Committee to the Compensation Administration Committee pursuant to Section 10.02 below.

(b) No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Company shall, to the maximum extent permitted by applicable law and the Certificate of Incorporation and By-laws of the Company, indemnify and hold each Covered Individual harmless from and against any loss, cost or expense (including reasonable attorney fees) or liability (including any amount paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan or any Award granted pursuant to the Plan. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Certificate of Incorporation and By-laws of the Company.

11.02 The Committee’s Power and Authority. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish, from time to time, guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

The Committee may designate Employees of the Company and professional advisors to assist the Committee in its administration of the Plan and may grant authority to Employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant or agent.

11.03 Modification of Awards. (a) To the extent not inconsistent with the terms of the Plan or any provision of applicable law (including, but limited to Code Section 409A), the Committee, in its discretion, may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder, including without limitation: (i) in the case of any Option, to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument, to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Person’s Termination of Service for any reason) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under this clause (a); (ii) in the case of any Award of Restricted Shares or Restricted Units, to cause the Restricted Period applicable to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) to expire, and the Restrictions applicable to such Restricted Shares or Restricted Units to lapse, as of any date earlier than the date provided for in such instrument; (iii) in the case of any Award of Performance Shares or Performance Units (including any related Dividend Equivalent Units), to cause the Performance Period applicable to such Performance Shares or Performance Units to expire and to treat the Performance Goal or Goals established with respect to such Performance Shares or Performance Units as having been met, in full or in part; and (iv) in the case of any Award of Rights (including any related Dividend Equivalent Units), to cause the Appreciation Period applicable to such Rights to expire as of any date earlier than the date provided for in such instrument.

(b) Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 10.03 without the consent of the Participant if: (i) it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award; or (ii) in the case of any Option granted hereunder that was intended to constitute an Incentive Stock Option, if such waiver or amendment would cause such Option to fail to be treated as an “incentive stock option” within the meaning of Section 422 of the Code. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 10.03 with respect to any Option, Restricted Shares or Restricted Units, Performance Shares or Performance Units or Rights awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder.

11.04 Power and Authority of the Compensation Administration Committee. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Employees who are not Executive Officers, the Compensation Administration Committee shall have the authority: (a) to determine which of such Employees shall receive Awards in each form; (b) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (c) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares, Performance Units or Rights, to be included in any Award to any such Employee; (d) with respect to any Award of Performance Shares or Performance Units made to any such Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 6.02, Section 6.07 and Section 6.09(a); and (e) with respect to any Awards made to any such Employees pursuant to the Compensation Administration Committee’s exercise of the authority granted to it under this Section 10.04, to exercise all of the authority and powers granted to the Committee under Section 10.02 above and under the second paragraph of Section 10.05 below, but only to the extent that any such exercise by the Compensation Administration Committee is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under Section 11.02 above or any delegation made by the Compensation Committee under the second paragraph of Section 11.05 below.

Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Employees who are not Executive Officers with respect to which authority has been granted to the Compensation Administration Committee pursuant to this Section 11.04, the Compensation Administration Committee shall not have any of the authority or powers otherwise granted to the Compensation Committee under any other provisions of the Plan.

The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the Compensation Administration Committee under this Section 11.04.

11.05 Delegation. In addition to the authority and powers granted to the Compensation Administration Committee under Section 11.04 above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the Compensation Administration Committee authority with respect to such other matters pertaining to Awards to Employees who are not Executive Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the Compensation Administration Committee may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Company or any of its Affiliates.

11.06 Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Company or any of its Affiliates operates, the Committee may in its sole discretion: (a) modify the terms and conditions of Awards granted under the Plan to Eligible Persons located in such foreign country; (b) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country; or (c) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.

11.07 Designation and Change of Beneficiary. Each Participant shall file with the Committee, or with such Employee of the Company who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable with respect to any Award upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 11.07, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

11.08 Taxes. Notwithstanding any other provision of the Plan, the Company and each of its Affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to: (a) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (b) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Company or any of its Affiliated Companies. With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

11.09 Amendment or Termination. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that: (a) no amendment, suspension or termination of the Plan shall, without the Participant’s written consent, adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant; and (b) no amendment which constitutes a “material revision” of the Plan, as the term material revision is defined in the applicable NASDAQ rules, shall be effective unless approved by the stockholders of the Company in the manner required by such rules and by applicable law.

11.10 Participant Rights Unsecured. A Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive any cash payment provided for by the instrument containing the terms of any Award made pursuant to the Plan. The Plan and the instrument containing the terms of any Award providing for the payment of cash shall constitute a mere promise by the Company to make payments in the future of the benefits provided for therein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

11.11 Terms of Employment Not Affected. Neither the Plan nor any Award granted to a Participant hereunder or any other action taken in connection with the Plan shall be construed as giving any Participant any right to be retained in the employment of the Company or any of its Affiliates. In addition, the Plan, any Award granted to a Participant hereunder and any other action taken by the Committee pursuant to the Plan shall not be deemed or construed to interfere with the right of the Company or any of its Affiliates to terminate a Participant’s employment or service at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Company or any of its Affiliates.

No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation or wages payable to the Participant for purposes of determining the amount of contributions or benefits the Participant may be entitled to receive under any employee benefit plan of the Company or any of its Affiliates, except as specifically provided in such plan or as otherwise determined by the Board of Directors.

11.12 Successors. The obligations of the Company under the Plan shall be binding upon any successor Company or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor Company or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.13 Binding Effect. The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

11.14 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York without reference to its conflicts of law principles.

11.15 Effective Date. The initial adoption of the Plan was approved by the Board of Directors on November 30, 2004, and by the stockholders of the Company on May 19, 2005. This amendment and restatement was approved by the Board of Directors on February 25, 2009 and, subject to approval by the stockholders of the Company at the annual meeting of the Company’s stockholders to be held May 7, 2009 and, upon execution by an authorized officer of the Company, shall be effective as of February 25, 2009, and shall supercede the provisions of the Plan as in effect immediately prior to such date. In the event that the terms of this amendment and restatement are not approved by the stockholders of the Company, this amendment and restatement shall not become effective and the terms of Plan shall be governed by the Second Amendment and Restatement of the Plan which was effective as of December 31, 2008.

IN WITNESS WHEREOF, Gibraltar Industries, Inc. has caused this Plan to be executed as of the   day of May, 2009.

GIBRALTAR INDUSTRIES, INC.

By:

  ☐     ■

PROXY
GIBRALTAR INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints BRIAN J. LIPKE, HENNING KORNBREKKE AND KENNETH W. SMITH and each or any of them, attorneys and proxies, with the full power of substitution, to vote at the Annual Meeting of Stockholders of GIBRALTAR INDUSTRIES, INC. (the “Company”) to be held at the Gateway Building, 3556 Lake Shore Road, Buffalo, New York, on May 7, 2009 at 10:30 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matter and upon such other business as may properly come before the meeting or any adjournment(s) thereof.
(Continued and to be signed on the reverse side.)

■
14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
GIBRALTAR INDUSTRIES, INC.
May 7, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Definitive Proxy Statement and Annual Report on
Form 10-K are available at www.proxydocs.com/rock

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■ 2 0 2 3 0 3 0 0 0 0 0 0 0 0 0 0 0 0 0 0 4	0 5 0 70 9

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS III DIRECTORS:				2.	PROPOSAL TO APPROVE THE ADOPTION OF THE THIRD AMENDMENT AND RESTATEMENT OF THE GIBRALTAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN.	☐	☐	☐

		NOMINEES:

☐	FOR ALL NOMINEES	¡ ¡	David N. Campbell Robert E. Sadler, Jr.		3.	PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

   ☐   FOR ALL EXCEPT
(See Instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE REGARDING PROPOSAL 1, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF NO DIRECTION IS MADE REGARDING PROPOSAL 2, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE THIRD AMENDMENT AND RESTATEMENT OF THE GIBRALTAR INDUSTRIES, INC. 2005 EQUITY INCENTIVE PLAN. IF NO DIRECTION IS MADE REGARDING PROPOSAL 3, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.